EXHIBIT 99.1

Pacific Continental Corporation and Subsidiary
Audited Consolidated Financial Statements
As of December 31, 2016 and 2015
And for the Years Ended December 31, 2016, 2015 and 2014

Report of Independent Registered Public Accounting Firm

To the Board of Directors and Shareholders
Pacific Continental Corporation

We have audited the accompanying consolidated balance sheets of Pacific Continental Corporation and Subsidiary (the “Company”) as of December 31, 2016 and 2015, and the related consolidated statements of operations, comprehensive income, changes in shareholders’ equity, and cash flows for each of the three years in the period ended December 31, 2016. These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall consolidated financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of Pacific Continental Corporation and Subsidiary as of December 31, 2016 and 2015, and the consolidated results of their operations and their cash flows for each of the three years in the period ended December 31, 2016, in conformity with accounting principles generally accepted in the United States of America.

/s/ Moss Adams LLP

Portland, Oregon
March 13, 2017

Pacific Continental Corporation and Subsidiary
Consolidated Balance Sheets
(In thousands, except share amounts)

	December 31,
	2016	2015
ASSETS
Cash and due from banks	$30,154	$23,819
Interest-bearing deposits with banks	36,959	12,856
Total cash and cash equivalents	67,113	36,675
Securities available-for-sale	470,996	366,598
Loans, net of deferred fees	1,857,767	1,404,482
Allowance for loan losses	(22,454)	(17,301)
Net loans	1,835,313	1,387,181
Interest receivable	7,107	5,721
Federal Home Loan Bank stock	5,423	5,208
Property and equipment, net of accumulated depreciation	20,208	18,014
Goodwill and intangible assets	70,382	43,159
Deferred tax asset	12,722	5,670
Other real estate owned	12,068	11,747
Bank-owned life insurance	35,165	22,884
Other assets	4,940	6,621
Total assets	$2,541,437	$1,909,478
LIABILITIES AND SHAREHOLDERS’ EQUITY
Deposits
Noninterest-bearing demand	$858,996	$568,688
Savings and interest-bearing checking	1,110,224	889,802
Core time deposits	65,847	75,452
Total core deposits	2,035,067	1,533,942
Other time deposits	113,036	63,151
Total deposits	2,148,103	1,597,093
Securities sold under agreements to repurchase	1,966	71
Federal Home Loan Bank borrowings	65,000	77,500
Subordinated debentures	34,096	—
Junior subordinated debentures	11,311	8,248
Accrued interest and other payables	7,206	8,075
Total liabilities	2,267,682	1,690,987
Commitments and contingencies (Note 22)
Shareholders’ equity
Common stock, no par value, shares authorized: 50,000,000; shares issued and outstanding: 22,611,535 at December 31, 2016 and 19,604,182 at December 31, 2015	205,584	156,099
Retained earnings	70,486	59,693
Accumulated other comprehensive income	(2,315)	2,699
	273,755	218,491
Total liabilities and shareholders’ equity	$2,541,437	$1,909,478
See accompanying notes.

Pacific Continental Corporation and Subsidiary
Consolidated Statement of Operations
(In thousands, except per share amounts)

	Years Ended December 31,
	2016	2015	2014
Interest and dividend income
Loans	$80,104	$65,694	$53,855
Taxable securities	7,743	6,532	6,191
Tax-exempt securities	1,942	1,976	1,971
Federal funds sold & interest-bearing deposits with banks	154	34	10
	89,943	74,236	62,027
Interest expense
Deposits	3,848	3,314	3,252
Federal Home Loan Bank & Federal Reserve borrowings	954	885	1,088
Subordinated debentures	1,143	—	—
Junior subordinated debentures	279	226	225
Federal funds purchased	8	11	14
	6,232	4,436	4,579
Net interest income	83,711	69,800	57,448
Provision for loan losses	5,450	1,695	—
Net interest income after provision for loan losses	78,261	68,105	57,448
Noninterest income
Service charges on deposit accounts	2,876	2,644	2,134
Bankcard income	1,214	1,029	951
Bank-owned life insurance income	702	592	473
Net gain (loss) on sale of investment securities	373	672	(34)
Impairment losses on investment securities (OTTI)	(21)	(22)	—
Other noninterest income	2,673	1,710	1,471
	7,817	6,625	4,995
Noninterest expense
Salaries and employee benefits	31,873	27,501	23,555
Property and equipment	4,742	4,347	3,735
Data processing	3,709	3,259	2,720
Legal and professional services	3,297	1,924	1,252
Business development	2,049	1,640	1,531
FDIC insurance assessment	1,089	1,051	868
Merger related expense	4,934	1,836	470
Other real estate (income) expense	(36)	346	449
Other noninterest expense	4,936	3,986	3,149
	56,593	45,890	37,729
Income before income tax provision	29,485	28,840	24,714
Income tax provision	9,709	10,089	8,672
Net income	$19,776	$18,751	$16,042
Earnings per share
Basic	$0.96	$0.97	$0.90
Diluted	$0.95	$0.97	$0.89
See accompanying notes.

Pacific Continental Corporation and Subsidiary
Consolidated Statements of Comprehensive Income
(In thousands)

	Years Ended December 31,
	2016	2015	2014
Net income	$19,776	$18,751	$16,042
Other comprehensive (loss) income:
Available-for-sale securities:
Unrealized (loss) gain arising during the year	(7,877)	(1,064)	6,266
Reclassification adjustment for (gains) losses realized in net income	(373)	(672)	34
Other than temporary impairment	21	22	—
Income tax benefit (expense)	3,210	668	(2,457)
Derivative instrument—cash flow hedge
Unrealized gain (loss) arising during the year	336	(94)	(230)
Reclassification adjustment for gains realized in net income	(327)	—	—
Income tax (expense) benefit	(4)	37	90
Total other comprehensive (loss) income, net of tax	(5,014)	(1,103)	3,703
Total comprehensive income	$14,762	$17,648	$19,745
See accompanying notes.

Pacific Continental Corporation and Subsidiary
Consolidated Statements of Changes in Shareholders’ Equity
(In thousands, except share amounts)

	Number of Shares	Common Stock	Retained Earnings	Accumulated Other Comprehensive Income (loss)	Total
Balance, December 31, 2013	17,891,687	$133,835	$45,250	$99	$179,184
Net income			16,042		16,042
Other comprehensive loss, net of tax				3,703	3,703
Comprehensive income					19,745
Stock issuance and related tax benefit	93,069	203			203
Stock repurchase	(267,080)	(3,600)			(3,600)
Share-based compensation expense		1,454			1,454
Vested employee RSUs and SARs surrendered to cover tax consequences		(517)			(517)
Cash dividends ($0.69 per share)			(12,308)		(12,308)
Balance, December 31, 2014	17,717,676	$131,375	$48,984	$3,802	$184,161
Net income			18,751		18,751
Other comprehensive income, net of tax				(1,103)	(1,103)
Comprehensive income					17,648
Stock issuance and related tax benefit	108,404	95			95
Stock issued through acquisition	1,778,102	23,578			23,578
Share-based compensation expense		1,700			1,700
Vested employee RSUs and SARs surrendered to cover tax consequences		(649)			(649)
Cash dividends ($0.42 per share)			(8,042)		(8,042)
Balance, December 31, 2015	19,604,182	$156,099	$59,693	$2,699	$218,491
Net income			19,776		19,776
Other comprehensive loss, net of tax				(5,014)	(5,014)
Comprehensive income					14,762
Stock issuance and related tax benefit	153,991	734			734
Stock issued through acquisition	2,853,362	47,794			47,794
Share-based compensation expense		1,853			1,853
Vested employee RSUs and SARs surrendered to cover tax consequences		(896)			(896)
Cash dividends ($0.44 per share)			(8,983)		(8,983)
Balance, December 31, 2016	22,611,535	$205,584	$70,486	$(2,315)	$273,755

See accompanying notes.

Pacific Continental Corporation and Subsidiary
Consolidated Statements of Cash Flows
(In thousands)

	Years Ended December 31,
	2016	2015	2014
Cash flows from operating activities:
Net income	$19,776	$18,751	$16,042
Adjustments to reconcile net income to net cash from operating activities:
Depreciation and amortization, net of accretion	6,985	7,138	6,834
Valuation adjustment on foreclosed assets	162	129	82
(Gain) loss on sale of other real estate owned	(410)	2	(7)
Provision for loan losses	5,450	1,695	—
Deferred income tax provision	(694)	1,153	2,766
BOLI income	(702)	(592)	(473)
Share-based compensation	2,003	1,650	1,528
Excess tax benefit of stock options exercised	(43)	(9)	(14)
Other than temporary impairment on investment securities	21	22	—
(Gain) loss on sale of investment securities	(373)	(672)	34
Change in:
(Increase) decrease in interest receivable	(452)	(401)	(70)
Deferred loan fees	491	538	66
Accrued interest payable and other liabilities	(843)	60	598
Income taxes (receivable) payable	(892)	(1,461)	80
Decrease (increase) in other assets	1,038	2,010	(3,328)
Net cash provided by operating activities	31,517	30,013	24,138
Cash flows from investing activities:
Proceeds from maturities, sales and paydowns available-for-sale investment securities	150,668	106,332	71,622
Purchase of available-for-sale investment securities	(179,174)	(101,500)	(75,184)
Net loan principal originations	(184,498)	(156,746)	(53,447)
Purchase of property and equipment	(3,175)	(1,434)	(428)
Proceeds on sale of foreclosed assets	2,104	2,463	4,831
Redemption of FHLB stock	317	5,438	406
Cash consideration paid, net of cash acquired in merger	43,855	(3,249)	—
Net cash used by investing activities	(169,903)	(148,696)	(52,200)
Cash flows from financing activities:
Change in deposits	154,502	160,033	118,113
Change in repurchase agreements	1,895	(22)	—
Increase in federal funds purchased and FHLB short-term borrowings	—	(18,500)	(69,150)
FHLB term advances paid-off	(12,500)	—	—
Proceeds from stock options exercised	691	86	189
Redemption of Capital Pacific Bell State Bank debt	—	(3,344)	—
Excess tax benefit of stock options exercised	43	9	14
Dividends paid	(8,983)	(8,042)	(12,308)
Repurchase of common stock	—	—	(3,600)
Vested SARs and RSUs surrendered by employees to cover tax consequence	(896)	(649)	(517)
Proceeds from subordinated debt issuance	34,072	—	—
Net cash provided by financing activities	168,824	129,571	32,741
Net increase (decrease) in cash and cash equivalents	30,438	10,888	4,679
Cash and cash equivalents, beginning of year	36,675	25,787	21,108
Cash and cash equivalents, end of year	$67,113	$36,675	$25,787

Supplemental information:
Noncash investing and financing activities:
Transfers of loans to other real estate owned	$958	$967	$1,925
Change in fair value of securities, net of deferred income taxes	$5,019	$1,046	$3,843
Acquisitions:
Assets acquired	$428,671	$257,924	$—
Liabilities assumed	$402,252	$232,698	$—
Cash paid during the year for:
Income taxes	$11,271	$8,423	$8,701
Interest	$6,194	$4,410	$4,540
See accompanying notes.

Pacific Continental Corporation and Subsidiary
Notes to Consolidated Financial Statements
In preparing these consolidated financial statements, the Company has evaluated events and transactions subsequent to the balance sheet date for potential recognition or disclosure. All dollar amounts in the following notes are expressed in thousands, except per share data.

NOTE 1 — SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:
Principles of Consolidation – The consolidated financial statements include the accounts of Pacific Continental Corporation (the “Company”), a bank holding company, and its wholly owned subsidiary, Pacific Continental Bank (the “Bank”) and the Bank’s wholly owned subsidiaries, PCB Service Corporation (which previously owned and operated bank-related real estate but is currently inactive) and PCB Loan Services Corporation (which previously owned and operated certain repossessed or foreclosed collateral but is currently inactive). The Bank provides commercial banking, financing, mortgage lending and other services through 15 offices located in Western Oregon and Western Washington. The Bank also operates two loan production offices in Tacoma, Washington and Denver, Colorado. All significant intercompany accounts and transactions have been eliminated in consolidation.
In November 2005, the Company formed a wholly owned Delaware statutory business trust subsidiary, Pacific Continental Corporation Capital Trust (the “Trust”) which issued $8,248 of guaranteed undivided beneficial interests in Pacific Continental’s Junior Subordinated Deferrable Interest Debentures (“Trust Preferred Securities”). Pacific Continental has not consolidated the accounts of the Trust in its consolidated financial statements in accordance with generally accepted accounting principles, (“GAAP”). As a result, the junior subordinated debentures issued by Pacific Continental to the issuer trust, totaling $8,248, are reflected on Pacific Continental’s consolidated balance sheet at December 31, 2016, and 2015, under the caption “Junior Subordinated Debentures.” Pacific Continental also recognized its $248 investment in the Trust, which is recorded among “Other Assets” in its consolidated balance sheet at December 31, 2016, and 2015.
On September 6, 2016, the Company completed the acquisition of Foundation Bancorp, Inc. At that time, the Company assumed ownership of Foundation Statutory Trust I, which had previously issued $6,000 in aggregate liquidation amount of trust preferred securities. The interest rate on the these trust preferred securities is a floating rate of three-month LIBOR plus 173 basis points. The Company also acquired $6,186 of junior subordinated debentures (the “Foundation Debentures”) to the trust in exchange for ownership of all of the common security of the trust and the proceeds of the preferred securities sold by the trust. In accordance with current accounting guidance, the trust is not consolidated in the Company’s financial statements, but rather the Foundation Debentures are shown as a liability, reflected on Pacific Continental’s balance sheet at December 31, 2016, and acquired at an acquisition date fair value of $3,013. The Company also recognized its $186 investment in the trust, which is recorded among “Other Assets” in its consolidated balance sheet at December 31, 2016.
Use of Estimates – The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates. The most significant estimations made by management involve fair value calculations pertaining to financial assets and liabilities, the calculation of the allowance for loan losses, and the impairment assessment for goodwill.
Cash and Cash Equivalents – For purposes of reporting cash flows, cash and cash equivalents includes cash on hand, amounts due from or deposited with banks, interest-bearing balances due from banks, and federal funds sold, all with maturities of three months or less. Generally, federal funds are sold for one-day periods.
Securities Available-for-Sale – Securities available-for-sale are held for indefinite periods of time and may be sold in response to movements in market interest rates, changes in the maturity or mix of Company assets and liabilities or demand for liquidity. Management determines the appropriate classification of securities at the time of purchase. The Company classified all of its securities as available-for-sale throughout 2016 and 2015.
Securities classified as available-for-sale are reported at estimated fair value based on available market prices. Net unrealized gains and losses are included in other comprehensive income or loss on an after-tax basis. Impaired securities are assessed quarterly for the presence of other-than-temporary impairment (“OTTI”). OTTI is considered to have occurred, (1) if we intend to sell the security, (2) if it is “more likely than not” we will be required to sell the security before recovery of its amortized cost basis, or (3) the present value of expected cash flows is not sufficient to recover the entire amortized cost basis. The “more likely than not” criteria is a lower threshold than the “probable” criteria used under previous guidance.

When OTTI is identified, the amount of the impairment is bifurcated into two components: the amount representing credit loss and the amount related to all other factors. The amount representing credit loss is recognized against earnings as a realized loss and the amount representing all other factors is recognized in other comprehensive income as an unrealized loss. The cost basis of an other-than-temporarily impaired security is written down by the amount of impairment recognized in earnings. The new cost basis is not adjusted for subsequent recoveries in fair value. However, the difference between the new amortized cost basis and the cash flows expected to be collected is accreted as interest income. Gains and losses on the sale of available-for-sale securities are determined using the specific-identification method. Purchase premiums and discounts are recognized in interest income using the interest method over the terms of the securities. Interest income on securities available-for-sale is included in income using the level yield method.
Loans, Income Recognition, and the Allowance for Loan Losses – Loans are stated at the amount of unpaid principal net of loan premiums or discounts for purchased loans, net deferred loan origination fees, discounts associated with retained portions of loans sold, and an allowance for loan losses. Interest on loans is calculated using the simple-interest method on daily balances of the principal amount outstanding. Loan origination fees, net of origination costs and discounts, are amortized over the lives of the loans as adjustments to yield.
Nonaccrual Loans
Accrual of interest is discontinued on contractually delinquent loans when management believes that, after considering economic and business conditions and collection efforts, the borrower’s financial condition is such that collection of principal or interest is doubtful. At a minimum, loans that are past due as to maturity or payment of principal or interest by 90 days or more are placed on nonaccrual status, unless such loans are well-secured and in the process of collection. Interest income is subsequently recognized only to the extent cash payments are received satisfying all delinquent principal and interest amounts, and the prospects for future payments in accordance with the loan agreement appear relatively certain. In accordance with GAAP, payments received on nonaccrual loans are applied to the principal balance and no interest income is recognized.
Purchased Credit Impaired Loans (“PCI Loans”)
Loans acquired with evidence of credit deterioration since origination for which it is probable that all contractually required payments will not be collected are accounted for under ASC 310-30, Loans and Debt Securities Acquired with Deteriorated Credit Quality, formerly SOP 03-3 Accounting for Certain Loans or Debt Securities Acquired in a Transfer. In situations where such loans have similar risk characteristics, loans are aggregated into pools to estimate cash flows. A pool is accounted for as a single asset with a single interest rate, cumulative loss rate and cash flow expectation. Expected cash flows at the acquisition date in excess of the fair value of loans are considered to be accretable yield, which is recognized as interest income over the life of the loan pool using a level yield method if the timing and amount of the future cash flows of the pool is reasonably estimable. Subsequent to the acquisition date, any increases in cash flow over those expected at purchase date in excess of fair value are recorded as interest income prospectively. Any subsequent decreases in cash flow over those expected at purchase date due to credit deterioration are recognized by recording an allowance for losses on purchased credit impaired loans. Any disposals of loans, including sales of loans, payments in full or foreclosures result in the removal of the loan from the loan pool at the carrying amount.
Allowance for Loan Losses Methodology
Management provides for possible loan losses by maintaining an allowance. The allowance for loan losses is established through a provision for loan losses charged to expense. Loans are charged against the allowance when management believes the collection of principal or interest is unlikely. The allowance is an amount that management considers adequate to absorb possible losses on existing loans based on its evaluation of the collectability of those loans and prior loss experience. Management’s evaluations take into consideration such factors as changes in the size and nature of the loan portfolio, the overall portfolio quality, the financial condition of borrowers, the level of nonperforming loans, the Company’s historical loss experience, the estimated value of underlying collateral, and current economic conditions that may affect the borrower’s ability to pay. This evaluation is inherently subjective as it requires estimates that are susceptible to significant subsequent revision as more information becomes available.
The allowance consists of general, specific and unallocated components. The general component covers all loans not specifically identified for impairment testing. The specific component relates to loans that are individually assessed for impairment. The combined general and specific components of the allowance constitute the Company’s allocated allowance for loan losses. An unallocated allowance may be maintained to provide for credit losses inherent in the loan portfolio that may not have been contemplated in the general risk factors or the specific allowance analysis.

The Company performs regular credit reviews of the loan portfolio to determine the credit quality of the portfolio and the Company’s adherence to underwriting standards. When loans are originated, they are assigned a risk rating that is reassessed periodically during the terms of the loans through the credit review process. The risk rating categories constitute a primary factor in determining an appropriate amount for the general allowance for loan losses. The general allowance is calculated by applying risk factors to pools of outstanding loans. Risk factors are assigned based on management’s evaluation of the losses inherent within each identified loan category. Loan categories with greater risk of loss are therefore assigned a higher risk factor. The Company’s Asset and Liability Committee (“ALCO”) and Board of Directors are responsible for, among other things, regularly reviewing the allowance for loan losses methodology, including loss factors, and ensuring that it is designed and applied in accordance with generally accepted accounting principles.
Regular credit reviews of the portfolio are performed to identify loans that are considered potentially impaired. Potentially impaired loans are referred to the ALCO Committee, which reviews loans recommended for impairment. A loan is considered impaired when, based on current information and events, the Company is unlikely to collect all principal and interest due according to the terms of the loan agreement. When a loan is deemed to be impaired, the amount of the impairment is measured using discounted cash flows except when the sole remaining source of the repayment is the liquidation of the collateral. In these cases, the current fair value of the collateral, less selling costs, is used. Impairment is recognized as a specific component within the allowance for loan losses if the value of the impaired loan is less than the recorded investment in the loan. When the amount of the impairment represents a confirmed loss, it is charged off against the allowance for loan losses. Loans specifically reviewed for impairment are excluded from the general allowance calculation to prevent double-counting the loss exposure. The Company’s ALCO Committee reviews loans recommended for impaired status and those recommended to be removed from impaired status. The Company’s ALCO Committee and Board provide oversight of the allowance for loan losses process and review and approve the allowance methodology on a quarterly basis.
Charge-off Methodology
When it becomes evident that a loan has a probable loss and is deemed uncollectable, regardless of delinquent status, the loan is charged-off. A partial charge-off will occur to the extent of the portion of the loan that is not well secured and is in the process of collection. Additionally, a partial charge-off will occur to the extent of the portion of the loan that is not guaranteed by a federal or state government agency and is in the process of collection. In circumstances where it is evident that a government guarantee will not be honored, the loan will be charged-off to the extent of the portion of the loan that is not well secured. Commercial overdrafts will be charged-off within the month the delinquent checking account becomes 90 days delinquent.
Troubled Debt Restructuring
Loans are reported as a troubled debt restructuring when the Company grants a concession to a borrower experiencing financial difficulties that it would not otherwise consider. Examples of such concessions include a reduction in the loan rate, forgiveness of principal or accrued interest, extending the maturity date, or providing a lower interest rate than would be normally available for a transaction of similar risk. The Company will undertake a restructuring only when it occurs in ways which improve the likelihood that the credit will be repaid in full under the modified terms and in accordance with a reasonable repayment schedule.
Off-Balance Sheet Credit Exposure –A reserve for unfunded commitments is maintained at a level that, in the opinion of management, is adequate to absorb probable losses associated with the Company’s commitment to lend funds under existing agreements such as letters or lines of credit. Management determines the adequacy of the reserve for unfunded commitments based upon reviews of individual credit facilities, current economic conditions, the risk characteristics of the various categories of commitments and other relevant factors. These factors include: the quality of the current loan portfolio, the trend in the loan portfolio’s risk ratings, current economic conditions, loan concentrations, loan growth rates, past-due and nonperforming trends, evaluation of specific loss estimates for all significant problem loans, historical charge-off and recovery experience, and other pertinent information. The reserve is based on estimates and ultimate losses may vary from the current estimates. These estimates are evaluated on a regular basis and as adjustments become necessary, they are reported in earnings in the periods in which they become known. Draws on unfunded commitments that are considered uncollectible at the time funds are advanced are charged to the allowance. Provisions for unfunded commitment losses and recoveries on loans commitments previously charged-off are added to the reserve for unfunded commitments, which is included in the Accrued Interest and Other Payables section of the consolidated balance sheets. At December 31, 2016, the reserve for unfunded loan commitments totaled $548 compared to $360 at December 31, 2015.

Foreclosed Assets – Assets acquired through foreclosure, or deeds in lieu of foreclosure, are initially recorded at fair value less the estimated cost of disposal, at the date of foreclosure. Any excess of the loan’s balance over the fair value of the foreclosed collateral is charged to the allowance for loan losses.
Improvements to foreclosed assets are capitalized to the extent that the improvements increase the fair value of the assets. Expenditures for routine maintenance and repairs of foreclosed assets are charged to expense as incurred. Management performs periodic valuations of foreclosed assets and may adjust the values to the lower of carrying amount or fair value less the estimated costs to sell. Write downs to net realizable value, if any, and disposition gains or losses are included in noninterest income or expense.
Federal Home Loan Bank Stock – The investment in Federal Home Loan Bank (“FHLB”) stock is carried at par value, which approximates its fair value. As a member of the FHLB system, the Company is required to maintain a minimum level of investment in FHLB stock based on specific percentages of its outstanding mortgages, total assets or FHLB advances.
FHLB stock is generally viewed as a long-term investment. Accordingly, when evaluating FHLB stock for impairment, its value is determined based on the ultimate recoverability of the par value rather than by recognizing temporary declines in value. As of December 31, 2016, the Bank determined there was no impairment. The determination of whether the decline affects the ultimate recoverability is influenced by criteria such as the following:

•	The significance of the decline in net assets of the FHLBs as compared to the capital stock amount for the FHLBs and the length of time this situation has persisted.

•	Commitments by the FHLBs to make payments required by law or regulation and the level of such payments in relation to the operating performance of the FHLBs.

•	The impact of legislative and regulatory changes on the institution and, accordingly, on the customer base of the FHLBs.

•	The liquidity position of the FHLBs.
Property and Equipment – Property is stated at cost, net of accumulated depreciation and amortization. Additions, betterments and replacements of major units are capitalized. Expenditures for normal maintenance, repairs and replacements of minor units are charged to expense as incurred. Gains or losses realized from sales or retirements are reflected in operations currently.
Depreciation and amortization is computed by the straight-line method over the estimated useful lives of the assets. Estimated useful lives are 30 to 40 years for buildings, 3 to 10 years for furniture and equipment, and up to the lesser of the useful life or lease term for leasehold improvements.
Goodwill and Intangible Assets – Intangible assets are comprised of goodwill and other intangibles acquired in business combinations. Goodwill and intangible assets with indefinite useful lives are not amortized. Intangible assets with definite useful lives are amortized to their estimated residual values over their respective estimated useful lives, and also reviewed for impairment. The Company performs a goodwill impairment analysis on an annual basis as of December 31, 2016. Additionally, the Company performs a goodwill impairment evaluation on an interim basis when events or circumstances indicate impairment potentially exists. A significant amount of judgment is involved in determining if an indicator of impairment has occurred. Such indicators may include, among others, a significant decline in our expected future cash flows; a sustained, significant decline in our stock price and market capitalization; a significant adverse change in legal factors or in the business climate; adverse action or assessment by a regulator; and unanticipated competition.
Bank-owned Life Insurance – Bank-owned life insurance is recorded at the estimated cash-surrender value of the policies. Increases in the cash-surrender value are recorded as noninterest income.
Advertising – Advertising costs are charged to expense during the year in which they are incurred. Advertising expenses were $902, $718, and $745, for the years ended December 31, 2016, 2015, and 2014, respectively.
Income Taxes – Income taxes are accounted for using the asset and liability method. Deferred tax assets and liabilities are recognized for the expected future tax consequences attributable to differences between financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are calculated using tax rates in effect for the year in which the differences are expected to reverse. Valuation allowances are established to reduce the net carrying amount of deferred tax assets if it is determined to be more likely than not that all or some of the potential deferred tax asset will not be realized.

The Company follows the provisions of the Financial Accounting Standards Boards’ (“FASB”) ASC 740, “Income Taxes,” relating to accounting for uncertain tax positions. Uncertain tax positions may arise when the Company takes or expects to take a tax position that is ultimately disallowed by the relevant taxing authority. The Company files income tax returns with the Internal Revenue Service and any states in which it has identified that it has nexus. Tax returns for the years subsequent to 2012 remain open to examination by the taxing jurisdictions. Management reviews the Company’s balance sheet, income statement, income tax provision and income tax returns as well as the permanent and temporary adjustments affecting current and deferred income taxes quarterly and assesses whether uncertain tax positions exist. At December 31, 2016, management does not believe that any uncertain tax positions exist, that are not more-likely-than-not, sustainable upon examination. The Company’s policy with respect to interest and penalties ensuing from income tax settlements is to recognize them as noninterest expense.
Earnings Per Share – Basic earnings per share are computed by dividing net income by the weighted average number of shares outstanding during the period. Diluted earnings per share include the effect of common stock equivalents that would arise from the exercise of stock options discussed in Note 18. Weighted shares outstanding are adjusted retroactively for the effect of stock dividends.

	Weighted average shares outstanding as of December 31,
	2016	2015	2014
Basic	20,610,808	19,250,838	17,821,580
Common stock equivalents attributable to stock-based compensation plans	179,187	141,241	223,448
Diluted	20,789,995	19,392,079	18,045,028
Equity grants, including options and Stock Appreciation Rights, for 77,833, 320,864 and 323,933 weighted average shares of common stock were excluded from the diluted earnings per share calculation in 2016, 2015 and 2014, respectively, due to their anti-dilutive effect.
Share-Based Payment Plans – Financial accounting standards require companies to measure and recognize compensation expense for all share-based payments at the grant date based on the fair value of the award, as defined in FASB ASC 718, “Stock Compensation,” and include such costs as an expense in their income statements over the requisite service (vesting) period. The Company estimates the impact of forfeitures based on historical experience with previously granted share-based compensation awards, and considers the impact of the forfeitures when determining the amount of expense to record. The Company generally issues new shares of common stock to satisfy stock option exercises. The Company uses the Black-Scholes option pricing model to measure fair value. No options or Stock Appreciation Rights (“SARs”) were granted in 2016 or 2015. Incentive stock options, nonqualified stock options, restricted stock, restricted stock units, and stock-settled SARs are recognized as equity-based awards and compensation expense is recorded to the income statement over the requisite vesting period based on the grant-date fair value. SARs settled in cash are recognized on the balance sheet as liability-based awards. The grant-date fair value of liability-based awards vesting in the current period, along with the change in fair value of the awards during the period, are recognized as compensation expense and as an adjustment to the recorded liability.
Fair Value Measurements – Generally accepted accounting principles define fair value as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. FASB ASC 820, “Fair Value Measurements,” establishes a three-level hierarchy for disclosure of assets and liabilities recorded at fair value. The classification of assets and liabilities within the hierarchy is based on whether the inputs to the valuation methodology used for measurement are observable or unobservable. Observable inputs reflect market-derived or market-based information obtained from independent sources while unobservable inputs reflect our estimates about market data. In general, fair values determined by Level 1 inputs utilize quoted prices for identical assets or liabilities traded in active markets that the Company has the ability to access. Fair values determined by Level 2 inputs utilize inputs other than quoted prices included in Level 1 that are observable for the asset or liability, either directly or indirectly. Level 2 inputs include quoted prices for similar assets and liabilities in active markets and inputs other than quoted prices that are observable for the asset or liability, such as interest rates and yield curves that are observable at commonly quoted intervals. Level 3 inputs are unobservable inputs for the asset or liability and include situations where there is little, if any, market activity for the asset or liability. In certain cases, the inputs used to measure fair value may fall into different levels of the fair value hierarchy. In such cases, the level in the fair value hierarchy within which the fair value measurement in its entirety falls has been determined based on the lowest level input that is significant to the fair value measurement in its entirety. The Company’s assessment of the significance of a particular input to the fair value measurement in its entirety requires judgment, and considers factors specific to the asset or liability.

Derivative Instruments—Derivative instruments are entered into primarily as a risk management tool of the Company to help manage its interest rate risk position. Financial derivatives are recorded at fair value as other assets and other liabilities. The accounting for changes in the fair value of a derivative depends on whether it has been designated and qualifies as part of a hedging relationship. For a fair value hedge, changes in the fair value of the derivative instrument and changes in the fair value of the hedged asset or liability are recognized currently in earnings. For a cash flow hedge, changes in the fair value of the derivative instrument, to the extent that it is effective, are recorded in accumulated other comprehensive income and subsequently reclassified to earnings as the hedged transaction impacts net income. Any ineffective portion of a cash flow hedge is recognized currently in earnings.
Operating Segments –Public enterprises are required to report certain information about their operating segments in a complete set of financial statements to shareholders. They are also required to report certain enterprise-wide information about the Company’s products and services, its activities in different geographic areas and its reliance on major customers. The basis for determining the Company’s operating segments is the manner in which management operates the business. During 2016, 2015 and 2014, the Company operated under one segment.
Recently Issued Accounting Pronouncements –
In February 2015, the FASB issued ASU No. 2015-02, Consolidation (Topic 810): Amendments to the Consolidation Analysis , which is intended to improve targeted areas of consolidation guidance for legal entities such as limited partnerships, limited liability corporations, and securitization structures (collateralized debt obligations, collateralized loan obligations, and mortgage-backed security transactions). The ASU focuses on simplifying the consolidation evaluation for reporting organizations that are required to evaluate whether they should consolidate certain legal entities by reducing the number of consolidation model from four to two, among other changes. The ASU will be effective for periods beginning after December 15, 2015, while early adoption is permitted. Adoption of this ASU did not have a material impact on the Company’s consolidated financial statements.
In April 2015, the FASB issued ASU No. 2015-03, Interest—Imputation of Interest (Subtopic 835-30): Simplifying the Presentation of Debt Issuance Costs. The amendments in this ASU require that debt issuance costs related to a recognized debt liability be presented in the balance sheet as a direct deduction from the carrying amount of that debt liability, consistent with debt discounts. The recognition and measurement guidance for debt issuance costs are not affected. ASU No. 2016-03 is effective for financial statements issued for fiscal years beginning after December 15, 2015, and interim periods within those fiscal years. ASU No. 2016-03 should be applied on a retrospective basis. The adoption of ASU No. 2016-03 did not have a material impact on the Company’s consolidated financial statements.
In September 2015, the FASB issued ASU No. 2015-16, Business Combinations (Topic 805): Simplifying the Accounting for Measurement-Period Adjustments. ASU 2015-16 requires that an acquirer recognize adjustments to provisional amounts that are identified during the measurement period in the reporting period in which the adjustment amounts are determined. The amendments in this Update require that the acquirer record, in the same period’s financial statements, the effect on earnings of changes in depreciation, amortization, or other income effects, if any, as a result of the change to the provisional amounts, calculated as if the accounting had been completed at the acquisition date. The amendments in this Update require an entity to present separately on the face of the income statement or disclose in the notes the portion of the amount recorded in current-period earnings by line item that would have been recorded in previous reporting periods if the adjustment to the provisional amounts had been recognized as of the acquisition date. The new standard is effective for fiscal years beginning after December 15, 2015, and interim periods within those fiscal years. The adoption of ASU did not have a material impact on the Company’s consolidated financial statements.
In January 2016, the FASB issued ASU No. 2016-01, Financial Instruments – Overall (Subtopic 825-10): Recognition and Measurement of Financial Assets and Financial Liabilities. The new guidance is intended to improve the recognition and measurement of financial instruments. This ASU requires equity investments (except those accounted for under the equity method of accounting, or those that result in consolidation of the investee) to be measured at fair value with changes in fair value recognized in net income. In addition, the amendment requires public business entities to use the exit price notion when measuring the fair value of financial instruments for disclosure purposes and requires separate presentation of financial assets and financial liabilities by measurement category and form of financial asset (i.e., securities or loans and receivables) on the balance sheet or the accompanying notes to the financial statements. This ASU also eliminates the requirement for public business entities to disclose the method(s) and significant assumptions used to estimate the fair value that is required to be disclosed for financial instruments measured at amortized cost on the balance sheet. The amendment also requires a reporting organization to present separately in other comprehensive income the portion of the total change in the fair value of a liability resulting from a change in the instrument specific credit risk (also referred to as “own credit”) when the organization has elected to measure the liability at fair value in accordance with the fair value option for financial instruments. ASU No. 2016-01 is effective for financial statements issued for fiscal years beginning after December 15, 2017, and interim periods within those fiscal years. Early adoption is permitted for certain provisions. The adoption of ASU No. 2016-01 is not expected to have a material impact on the Company’s consolidated financial statements.

In February 2016, the FASB issued ASU No. 2016-02, Leases (Topic 842). The FASB is issuing this Update to increase transparency and comparability among organizations by recognizing lease assets and lease liabilities on the balance sheet and disclosing key information about leasing arrangements. The core principle of Topic 842 is that a lessee should recognize the assets and liabilities that arise from leases. All leases create an asset and a liability for the lessee in accordance with FASB Concepts Statement No. 6, Elements of Financial Statements, and, therefore, recognition of those lease assets and lease liabilities represents an improvement over previous GAAP, which did not require lease assets and lease liabilities to be recognized for most leases. ASU 2016-02 is effective for fiscal years beginning after December 15, 2018, including interim periods within those fiscal years. The Company is currently evaluating the impact of this ASU on the Company’s consolidated financial statements, however estimates a new lease asset and related lease liability to be small due to the minimal lease locations currently occupied by the Bank.
In March 2016, the FASB issued ASU No. 2016-05, Derivatives and Hedging (Topic 815); Effect of Derivative Contract Novations on Existing Hedge Accounting Relationships. The amendments in this Update clarify that a change in the counterparty to a derivative instrument that has been designated as the hedging instrument under Topic 815 does not, in and of itself, require designation of that hedging relationship provided that all other hedge accounting criteria (including those in paragraphs 815-20-35-14 through 35-18) continue to be met. ASU 2016-05 is effective for fiscal years beginning after December 15, 2016, including interim periods within those fiscal years. The Company is currently evaluating the impact of this ASU on the Company’s consolidated financial statements.
In March 2016, the FASB issued ASU No. 2016-06, Derivatives and Hedging (Topic 815); Contingent Put and Call Options in Debt Instruments. The amendments in this Update clarify the requirements for assessing whether contingent call (put) options that can accelerate the payment of principal on debt instruments are clearly and closely related to their debt hosts. An entity performing the assessment under the amendments in this Update is required to assess the embedded call (put) options solely in accordance with the four-step decision sequence. The amendments in this Update clarify what steps are required when assessing whether the economic characteristics and risks of call (put) options are clearly and closely related to the economic characteristics and risks of their debt hosts, which is one of the criteria for bifurcating an embedded derivative. Consequently, when a call (put) option is contingently exercisable, an entity does not have to assess whether the event that triggers the ability to exercise a call (put) option is related to interest rates or credit risks. The amendments are an improvement to GAAP because they eliminate diversity in practice in assessing embedded contingent call (put) options in debt instruments. ASU 2016-06 is effective for fiscal years beginning after December 15, 2016, including interim periods within those fiscal years. The Company is currently evaluating the impact of this ASU on the Company’s consolidated financial statements.
In March 2016, the FASB issued ASU No 2016-07, Investments – Equity Method and Joint Ventures (Topic 323); Simplifying the Transition to the Equity method of accounting. The amendments in this Update eliminate the requirement that when an investment qualifies for use of the equity method as a result of an increase in the level of ownership interest or degree of influence, an investor must adjust the investment, results of operations, and retained earnings retroactively on a step-by-step basis as if the equity method had been in effect during all previous periods that the investment had been held. The amendments require that the equity method investor add the cost of acquiring the additional interest in the investee to the current basis of the investor’s previously held interest and adopt the equity method of accounting as of the date the investment becomes qualified for equity method accounting. Therefore, upon qualifying for the equity method of accounting, no retroactive adjustment of the investment is required. The amendments in this Update require that an entity that has an available-for-sale equity security that becomes qualified for the equity method of accounting recognize through earnings the unrealized holding gain or loss in accumulated other comprehensive income at the date the investment becomes qualified for use of the equity method. ASU 2016-07 is effective for fiscal years beginning after December 15, 2016, including interim periods within those fiscal years. The Company is currently evaluating the impact of this ASU on the Company’s consolidated financial statements.
In March 2016, the FASB issued ASU No. 2016-08, Revenue from Contracts with Customers (Topic 606); Principal versus agent considerations (reporting revenue gross versus net). The core principle of the guidance in Topic 606 is that an entity should recognize revenue to depict the transfer of promised goods or services to customers in an amount that reflects the consideration to which the entity expects to be entitled in exchange for those goods or services. The amendments in this Update do not change the core principle of the guidance. The amendments clarify the implementation guidance on principal versus agent considerations. When another party is involved in providing goods or services to a customer, an entity is required to determine whether the nature of its promise is to provide the specified good or service itself (that is, the entity is a principal) or to arrange for that good or service to be provided by the other party (that is, the entity is an agent). When (or as) an entity that is a principal satisfies a performance obligation, the entity recognizes revenue in the gross amount of consideration to which it expects to be entitled in exchange for the specified good or service transferred to the customer. When (or as) an entity that is an agent satisfies a performance obligation, the entity recognizes revenue in the amount of any fee or commission to which it expects to be entitled in exchange for arranging for the specified good or service to be provided by the other party. ASU 2016-08 is effective for fiscal years beginning after December 15, 2017, including interim periods within those fiscal years. The Company is currently evaluating the impact of this ASU but does not expect the ASU to have a material impact on the Company’s consolidated financial statements.

In March 2016, the FASB issued ASU No. 2016-09, Compensation – Stock Compensation (Topic 718); Improvements to employee share-based payment accounting. The areas for simplification in this Update involve several aspects of the accounting for share-based payment transactions, including the income tax consequences, classification of awards as either equity or liabilities, and classification on the statement of cash flows. Some of the specific changes associated with the update include all excess tax benefits and tax deficiencies (including tax benefits of dividends on share-based payment awards) being recognized as income tax expense or benefit in the income statement. The tax effects of exercised or vested awards should be treated as discrete items in the reporting period in which they occur. An entity also should recognize excess tax benefits regardless of whether the benefit reduces taxes payable in the current period. An entity can make an entity-wide accounting policy election to either estimate the number of awards that are expected to vest (current GAAP) or account for forfeitures when they occur. ASU 2016-09 is effective for fiscal years beginning after December 15, 2016, including interim periods within those fiscal years. The Company is currently evaluating the impact of this ASU but does not expect the ASU to have a material impact on the Company’s consolidated financial statements.
In March 2016, the FASB issued ASU 2016-10, Revenue from Contracts with Customers (Topic 606): Identifying Performance Obligations and Licensing. The core principle of the guidance in this update is that an entity should recognize revenue to depict the transfer of promised goods or services to customers in an amount that reflects the consideration to which the entity expects to be entitled in exchange for those goods or services. The amendments in this Update do not change the core principle of the guidance in Topic 606. Rather, the amendments in this Update clarify the following two aspects of Topic 606: identifying performance obligations and the licensing implementation guidance, while retaining the related principles for those areas. ASU 2016-10 is effective for fiscal years beginning after December 15, 2017, including interim periods within those fiscal years. The Company does not expect the ASU to have a material impact on the Company’s consolidated financial statements.
In June 2016, the FASB issued ASU 2016-13, Financial Instruments – Credit Losses (Topic 326): Measurement of Credit Losses on Financial Instruments. The amendments in this Update require a financial asset (or a group of financial assets) measured at amortized cost basis to be presented at the net amount expected to be collected. The allowance for credit losses is a valuation account that is deducted from the amortized cost basis of the financial asset(s) to present the net carrying value at the amount expected to be collected on the financial asset. The income statement reflects the measurement of credit losses for newly recognized financial assets, as well as the expected increases or decreases of expected credit losses that have taken place during the period. ASU 2016-13 is effective for fiscal years beginning after December 15, 2019, including interim periods within those fiscal years. The Company is currently evaluating the impact of this ASU on the Company’s consolidated financial statements and implementation could have the potential to materially affect the provision for loan losses in the consolidated financial statements.
In August 2016, the FASB issued ASU 2016-15, Statement of Cash Flows (Topic 230): Classification of Certain Cash Receipts and Cash Payment. The main purpose of this update is to address the diversity in practice in how certain cash receipts and cash payments are presented and classified in the statement of cash flows under Topic 230, Statement of Cash Flows, and other Topics. This Update addresses eight specific cash flow issues with the objective of reducing the existing diversity in practice. ASU 2016-15 is effective for fiscal years beginning after December 15, 2017, including interim periods within those fiscal years. The Company is currently evaluating the impact of this ASU on the Company’s consolidated financial statements, but anticipates an immaterial impact.
In January 2017, the FASB issued ASU 2017-03, Accounting Changes and Error Corrections (Topic 250) and Investments-Equity Method and Joint Ventures (Topic 323). This ASU amends the Codification of SEC staff announcements made at recent Emerging Issues Task Force (EITF) meetings. The SEC guidance that specifically relates to our consolidated financial statements was from the September 2016 meeting, where the SEC staff expressed their expectations about the extent of disclosures registrants should make about the effects of the new FASB guidance as well as any amendments issued prior to adoption, on revenue (ASU 2014-09), leases (ASU2016-02) and credit losses on financial instruments (ASU 2016-13) in accordance with SAB topic 11.M. Registrants are required to disclose the effect that recently issued accounting standards will have on their financial statements when adopted in the future period. In cases where a registrant cannot reasonably estimate the impact of the adoption, then additional qualitative disclosures should be considered., The ASU incorporates these SEC staff views into ASC 250 and adds reference to that guidance in the transition paragraphs of each of the three new standards. The adoption of this ASU did not have a material effect on the Company’s consolidated financial statements.
Subsequent events – The Company has evaluated events and transactions subsequent to December 31, 2016, for potential recognition or disclosure.
Reclassifications – Certain amounts contained in the 2015 and 2014 consolidated financial statements have been reclassified where appropriate to conform to the financial statement presentation used in 2016. These reclassifications had no effect on previously reported net income.

NOTE 2—BUSINESS COMBINATIONS:
On September 6, 2016, the Company completed its acquisition of all of the common stock of Foundation Bancorp, Inc. (“Foundation Bancorp”) and its wholly-owned subsidiary, Foundation Bank, of Bellevue, Washington (the “Merger”). The acquisition of Foundation Bank reflects the Company’s overall banking expansion strategy, and expanded the combined Bank’s presence in the greater Puget Sound market.
The transaction has been accounted for under the acquisition method of accounting. The assets and liabilities were recorded at their estimated fair values as of the acquisition dates, with small adjustments to the originally recorded fair values occurring in the fourth quarter related to other real estate owned properties final valuation. The application of the acquisition method resulted in the recognition of goodwill of $21,375 which is all attributable to the value of Foundation Bank’s lending and deposit gathering banking activities. None of the goodwill is deductible for income tax purposes as the Merger was accounted for as a tax-free exchange.
A summary of the net assets acquired and the estimated fair value adjustments of Foundation Bancorp are presented below:

September 6, 2016
Cost basis net assets	$90,993
Less:
Cash payment to shareholders	(19,337)
Stock issued	(47,794)
Fair value adjustments:
Loans, net	(11,257)
Core deposit intangible	5,762
Junior subordinated debentures	3,173
Deferred tax asset adjustment	(2,979)
Securities	1,673
Other	1,141

Goodwill	$21,375

Pursuant to the terms of the merger agreement, former Foundation Bancorp shareholders received either $12.50 per share in cash or 0.7911 shares of Pacific Continental common stock for each share of Foundation Bancorp common stock, or a combination of 30.0% in the form of cash and 70.0% in the form of Pacific Continental common stock. Pursuant to the merger agreement, the maximum aggregate cash component of the merger consideration was $19,337 and the aggregate stock component of the merger consideration was 2,853,362 shares of Pacific Continental common stock, the value of which was calculated based on a closing stock price of $16.75 per share. The cash election was oversubscribed; therefore shareholders electing all cash received $8.72 in cash and 0.23915 shares of Pacific Continental common stock for each share of Foundation Bancorp common stock. Former Foundation Bancorp shareholders making a valid mixed election received $3.75 in cash and 0.55377 shares of Pacific Continental common stock for each share of Foundation Bancorp common stock.
The operations of Foundation Bank are included in the operating results beginning September 6, 2016. Foundation Bank’s results of operations prior to the acquisition are not included in the operating results. Information for Foundation Bank related revenue and expense cannot be practically separated from Pacific Continental, therefore proforma revenue disclosures have not been included. Merger-related expense of $4,934 was recorded during 2016 and are included within the merger-related expense line item on the Consolidated Statements of Income.

The statement of assets acquired and liabilities assumed at their fair values are presented below as of the transaction closing date:
FOUNDATION BANCORP, INC.
Opening balance sheet
(in thousands)
unaudited

September 6, 2016
ASSETS
Cash and due from banks, net of consideration paid	$43,855
Securities available-for-sale	88,464
Gross loans	281,790
Fair value adjustments
Credit quality-related	(8,884)
Interest rate-related	(2,373)
Net loans	270,533
Interest receivable	934
Federal Home Loan Bank stock	532
Property and equipment	408
Goodwill	21,375
Core deposit intangible	5,762
Deferred tax asset	3,925
Other real estate owned	1,219
Bank-owned life insurance	11,574
Other asset	1,465
Total assets	$450,046
LIABILITIES AND SHAREHOLDERS EQUITY
Deposits	$396,509
Other liabilities	2,730
Junior subordinated debentures	3,013
Total liabilities	402,252
Common stock issued to Foundation Bancorp shareholders	47,794
Total liabilities and shareholders’ equity	$450,046

Acquired loans at the acquisition date and as of December 31, 2016, are presented below:

	September 6, 2016	December 31, 2016
Contractually required principal payments	$281,790	$243,552
Purchase adjustment for credit and interest rate	(11,257)	(8,787)
Balance of acquired loans	$270,533	$234,765
The acquisition of Foundation Bancorp and its wholly-owned subsidiary Foundation Bank is not considered significant to the Company’s consolidated financial statements and, therefore, pro forma financial information is not presented.

NOTE 3—CASH AND CASH EQUIVALENTS:
The Company is required to maintain certain reserves with the Federal Reserve Bank. Such reserves totaling $33,561 and $11,015 were maintained within the Company’s cash balances at December 31, 2016, and 2015, respectively. The Company maintains cash held as collateral for interest rate swaps totaling $655 and $803 at December 31, 2016 and 2015, respectively.
NOTE 4—SECURITIES AVAILABLE-FOR-SALE:
The amortized cost and estimated fair values of securities available-for-sale at December 31, 2016, are as follows:

	Amortized Cost	Gross Unrealized Gains	Gross Unrealized Losses	Estimated Fair Value	Percentage of Portfolio
Unrealized Loss Positions
Obligations of U.S. government agencies	$3,995	$—	$(49)	$3,946	0.84%
Obligations of states and political subdivisions	41,016	—	(1,279)	39,737	8.44%
Private-label mortgage-backed securities	241	—	(23)	218	0.05%
Mortgage-backed securities	221,835	—	(5,362)	216,473	45.96%
SBA variable rate pools	26,758	—	(493)	26,265	5.57%
	$293,845	$—	$(7,206)	$286,639	60.86%
Unrealized Gain Positions
Obligations of U.S. government agencies	$21,290	$384	$—	$21,674	4.60%
Obligations of states and political subdivisions	69,148	1,854	—	71,002	15.07%
Private-label mortgage-backed securities	1,566	153	—	1,719	0.36%
Mortgage-backed securities	72,752	811	—	73,563	15.62%
SBA variable rate pools	16,281	118	—	16,399	3.48%
	$181,037	$3,320	$—	$184,357	39.14%
	$474,882	$3,320	$(7,206)	$470,996	100.00%
At December 31, 2016, unrealized losses exist on certain securities classified as obligations of U.S. government agencies, obligations of states and political subdivisions, mortgage-backed securities, private-label mortgage-backed securities and SBA pools. The unrealized losses on all securities are deemed to be temporary, as these securities retain strong credit ratings, continue to perform adequately, and are backed by various government sponsored enterprises. These decreases in fair value are associated with the changes in market interest rates or the widening of market spreads subsequent to the initial purchase of the securities, and not due to concerns regarding the underlying credit of the issuers or the underlying collateral. The decline in value of these securities has resulted from changes in interest rates relative to where these investments fall within the yield curve and their individual characteristics. Because the Company does not currently intend to sell these securities nor does the Company consider it more likely than not that it will be required to sell these securities before the recovery of amortized cost basis, which may be upon maturity, the Company does not consider these investments to be other-than-temporarily impaired at December 31, 2016.

The following table presents a summary of securities in a continuous unrealized loss position at December 31, 2016:

	Securities in Continuous Unrealized Loss Positions for less than 12 Months	Gross Unrealized Loss on Securities in Loss Position for Less than 12 Months	Securities in Continuous Unrealized Loss Positions for 12 Months or Longer	Gross Unrealized Loss on Securities in Loss Position for 12 Months or Longer
Obligations of U.S. government agencies	$3,946	$(49)	$—	$—
Obligations of states and political subdivisions	39,737	(1,279)	—	—
Private-label mortgage-backed securities	—	—	218	(23)
Mortgage-backed securities	211,721	(5,266)	4,752	(96)
SBA variable rate pools	22,076	(458)	4,189	(35)
	$277,480	$(7,052)	$9,159	$(154)
On a monthly basis management reviewed all of its private-label mortgage-backed securities for the presence of OTTI and during 2016 recorded $21 on five securities. Management’s evaluation included the use of independently-generated third-party credit surveillance reports that analyze the loans underlying each security. These reports include estimates of default rates and severities, life collateral loss rates, and static voluntary prepayment assumptions to generate estimated cash flows at the individual security level. Additionally, management considered factors such as downgraded credit ratings, severity and duration of the impairments, the stability of the issuers, and any discounts paid when the securities were purchased. Management has considered all available information related to the collectability of the impaired investment securities and believes that the estimated credit loss is appropriate.
Following is a tabular roll-forward of the amount of credit-related OTTI recognized in earnings during 2016, 2015 and 2014:

	December 31,
	2016	2015	2014
Balance, beginning of period:	$249	$227	$227
Additions:
OTTI credit loss recorded	21	22	—
Less:
OTTI reduction from sale or maturity	—	—	—
Balance, end of period:	$270	$249	$227
At December 31, 2016, 9 of the Company’s private-label mortgage-backed securities with an amortized cost of $1,338 were classified as substandard as their ratings were below investment grade. Securities with an amortized cost of $1,506 were classified as substandard at December 31, 2015.
At December 31, 2016 the projected average life of the securities portfolio was 4.9 years and its modified duration was 4.4 years.

The amortized cost and estimated fair values of securities available-for-sale at December 31, 2015, were as follows:

	Amortized Cost	Gross Unrealized Gains	Gross Unrealized Losses	Estimated Fair Value	Percentage of Portfolio
Unrealized Loss Positions
Obligations of U.S. government agencies	$14,491	$—	$(119)	$14,372	3.93%
Obligations of states and political subdivisions	13,438	—	(149)	13,289	3.63%
Private-label mortgage-backed securities	663	—	(33)	630	0.17%
Mortgage-backed securities	95,040	—	(856)	94,184	25.75%
SBA variable rate pools	17,225	—	(101)	17,124	4.68%
Corporate securities	899	—	(5)	893	0.25%
	$140,857	$—	$(1,258)	$139,599	38.41%
Unrealized Gain Positions
Obligations of U.S. government agencies	$29,669	$582	$—	$30,251	8.27%
Obligations of states and political subdivisions	80,119	3,743	—	83,862	22.93%
Private-label mortgage-backed securities	2,028	131	—	2,159	0.59%
Mortgage-backed securities	90,126	1,060	—	91,186	24.93%
SBA variable rate pools	18,560	88	—	18,648	5.10%
	220,502	5,604	—	226,106	61.82%
	$361,359	$5,604	$(1,258)	$365,705	100.23%

The following table presents a summary of securities in a continuous unrealized loss position at December 31, 2015:

	Securities in Continuous Unrealized Loss Positions for less than 12 Months	Gross Unrealized Loss on Securities in Loss Position for Less than 12 Months	Securities in Continuous Unrealized Loss Positions for 12 Months or Longer	Gross Unrealized Loss on Securities in Loss Position for 12 Months or Longer
Obligations of U.S. government agencies	$14,372	$(119)	$—	$—
Obligations of states and political subdivisions	12,761	(145)	528	(4)
Private-label mortgage-backed securities	240	(4)	390	(29)
Mortgage-backed securities	87,896	(711)	6,288	(145)
SBA variable rate pools	13,539	(78)	3,585	(23)
Corporate securities	893	(5)	—	—
	$129,701	$(1,062)	$10,791	$(201)

The amortized cost and estimated fair value of securities at December 31, 2016, and 2015, are shown below by maturity or projected average life, depending on the type of security. Obligations of U.S. government agencies and states and political subdivisions are shown by contractual maturity. Mortgage-backed securities are shown by projected average life.

	December 31,
	2016		2015
	Amortized Cost	Estimated Fair Value	Amortized Cost	Estimated Fair Value
Due in one year or less	$5,433	$5,442	$14,455	$14,513
Due after one year through 5 years	258,557	259,777	235,926	238,637
Due after 5 years through 10 years	193,063	189,049	109,017	110,539
Due after 10 years	17,829	16,728	2,860	2,909
	$474,882	$470,996	$362,258	$366,598

During 2016, 58 investment securities were sold resulting in proceeds of $98,544. Of that total $54,450 related to securities acquired in the Foundation Bank acquisition, which were liquidated due to an alignment between the two portfolios. The total sales generated a gross gain of $552 and a gross loss of $179, totaling a net gain of $373. The specific identification method was used to determine the cost of the securities sold.
During 2015, 61 investment securities were sold resulting in proceeds of $52,371. The sales generated a gross gain of $922 and a gross loss of $250, totaling a net gain of $672. The specific identification method was used to determine the cost of the securities sold.
During 2014, 72 investment securities were sold resulting in proceeds of $25,570. The sales generated a gross gain of $318 and a gross loss of $352, totaling a net loss of $34. The specific identification method was used to determine the cost of the securities sold.
The following table presents investment securities which were pledged to secure public deposits and repurchase agreements as permitted and required by law:

	December 31,
	2016		2015
	Amortized Cost	Estimated Fair Value	Amortized Cost	Estimated Fair Value
Pledged to secure public deposits	$25,257	$25,683	$27,938	$29,052
Pledged to secure repurchase agreements	3,579	3,573	3,985	4,111
	$28,836	$29,256	$31,923	$33,163
At December 31, 2016, and December 31, 2015, there was an outstanding balance for repurchase agreements of $1,966 and $71, respectively.

NOTE 5 – LOANS, ALLOWANCE FOR LOAN LOSSES, AND CREDIT QUALITY INDICATORS:
Loans are stated at the amount of unpaid principal net of loan premiums or discounts for purchased loans, net deferred loan origination fees, discounts associated with retained portions of loans sold, and an allowance for loan losses. Interest on loans is calculated using the simple-interest method on daily balances of the principal amount outstanding. Loan origination fees, net of origination costs and discounts, are amortized over the lives of the loans as adjustments to yield.

Major classifications of loans at December 31, 2016 and 2015 are as follows:

	December 31, 2016	% of gross loans	December 31, 2015	% of gross loans
Real estate secured loans:
Multi-family residential	$74,340	4.00%	$66,445	4.73%
Residential 1-4 family	61,548	3.31%	53,776	3.82%
Owner-occupied commercial	461,557	24.82%	364,742	25.94%
Nonowner-occupied commercial	451,893	24.30%	300,774	21.39%
Total permanent real estate loans	1,049,338	56.43%	785,737	55.88%
Construction loans:
Multi-family residential	22,252	1.20%	7,027	0.50%
Residential 1-4 family	43,532	2.34%	30,856	2.19%
Commercial real estate	76,301	4.10%	42,680	3.04%
Commercial bare land and acquisition & development	15,081	0.81%	20,537	1.46%
Residential bare land and acquisition & development	10,645	0.57%	7,268	0.52%
Total construction real estate loans	167,811	9.02%	108,368	7.71%
Total real estate loans	1,217,149	65.45%	894,105	63.59%
Commercial loans	630,491	33.89%	501,976	35.70%
Consumer loans	2,922	0.16%	3,351	0.24%
Other loans	9,225	0.50%	6,580	0.47%
Gross loans	1,859,787	100.00%	1,406,012	100.00%
Deferred loan origination fees	(2,020)		(1,530)
	1,857,767		1,404,482
Allowance for loan losses	(22,454)		(17,301)
Total loans, net of allowance for loan losses and net deferred fees	$1,835,313		$1,387,181
At December 31, 2016, outstanding loans to dental professionals totaled $377,478 and represented 20.30% of total outstanding loans compared to dental professional loans of $340,162 or 24.19% of total loans at December 31, 2015. Additional information about the Company’s dental portfolio can be found in Note 6. There are no other industry concentrations in excess of 10.00% of the total loan portfolio. However, as of December 31, 2016, 65.45% of the Company’s loan portfolio was collateralized by real estate and is, therefore, susceptible to changes in local market conditions. While appropriate action is taken to manage identified concentration risks, management believes that the loan portfolio is well diversified by geographic location and among industry groups.
Acquired Loans
The following table represents the contractually required principal payments, net of any previous charge offs, and the carrying balance of loans acquired in the Century Bank, Capital Pacific Bank and Foundation Bank acquisitions, at December 31, 2016, 2015 and 2014, respectively.

	December 31,
	2016	2015	2014
Contractually required principal payments, net of charge offs	$373,674	$183,347	$28,187
Purchase adjustment for credit and interest rate	(11,297)	(3,958)	(881)
Balance of acquired loans	$362,377	$179,389	$27,306
Purchased Credit Impaired Loans
On September 6, 2016, the Bank acquired purchased credit impaired loans with a fair value of $19,510, associated with the Foundation Bank Acquisition. The contractually required principal and interest payments at acquisition totaled $21,575, of which $919 were not expected to be collected.

The following table represents the contractually required principal balance of purchased credit impaired loans and the carrying balance at December 31, 2016, 2015 and 2014:

	December 31,
	2016	2015	2014
Contractually required principal payments for purchased credit impaired loans	$22,941	$11,528	$2,753
Accretable yield	(1,453)	(1,070)	(151)
Nonaccretable yield	(809)	(378)	(321)
Balance of purchased credit impaired loans	$20,679	$10,080	$2,281
The following tables summarize the changes in the accretable yield for purchased credit impaired loans for the year ended December 31, 2016 and 2015:

	Year ended December 31, 2016
	Century	Capital Pacific	Foundation	Total
Balance, beginning of period	$40	$1,030	$—	$1,070
Additions	—	—	908	908
Accretion to interest income	(40)	(265)	(220)	(525)
Balance, end of period	$—	$765	$688	$1,453

	Year ended December 31, 2015
	Century	Capital Pacific	Total
Balance, beginning of period	$151	$—	$151
Additions	—	1,569	1,569
Accretion to interest income	(111)	(539)	(650)
Balance, end of period	$40	$1,030	$1,070
Allowance for Loan Losses
The allowance for loan losses is established as an amount that management considers adequate to absorb possible losses on existing loans within the portfolio. The allowance consists of general, specific, and unallocated components. The general component is based upon all loans collectively evaluated for impairment. The specific component is based upon all loans individually evaluated for impairment. The unallocated component represents credit losses inherent in the loan portfolio that may not have been contemplated in the general risk factors or the specific allowance analysis. Loans are charged against the allowance when management believes the collection of principal and interest is unlikely.
The Company performs regular credit reviews of the loan portfolio to determine the credit quality and adherence to underwriting standards. When loans are originated, they are assigned a risk rating that is reassessed periodically during the term of the loan through the credit review process. The Company’s internal risk rating methodology assigns risk ratings ranging from one to ten, where a higher rating represents higher risk. The ten-point risk rating categories are a primary factor in determining an appropriate amount for the allowance for loan losses.
Estimated credit losses reflect consideration of all significant factors that affect the collectability of the loan portfolio. The historical loss rate for each group of loans with similar risk characteristics is determined based on the Company’s own loss experience in that group. Historical loss experience and recent trends in losses provides a reasonable starting point for analysis, however they do not by themselves form a sufficient basis to determine the appropriate level for the allowance for loan losses. Qualitative or environmental factors that are likely to cause estimated credit losses to differ from historical losses are also considered including but not limited to:

•	Changes in international, regional, and local economic and business conditions and developments that affect the collectability of the portfolio, including the condition of various market segments,

•	Changes in the nature and volume of the portfolio and in the terms of loans,

•	Changes in the volume and severity of past due loans, the volume of nonaccrual loans, and the volume and severity of adversely classified or graded loans,

•	Changes in the quality of the institution’s loan review system,

•	Changes in the value of underlying collateral for collateral-dependent loans,

•	The existence and effect of any concentrations of credit, and changes in the level of such concentrations,

•	The effect of other external factors such as competition and legal and regulatory requirements on the level of estimated credit losses in the institution’s existing portfolio,

•	Changes in lending policies and procedures, including changes in underwriting standards and collection, charge-off, and recovery practices not considered elsewhere in estimating credit losses, and

•
Changes in the current and future US political environment, including healthcare reform, federal tax structure, and immigration reform that may affect national, regional and local economic conditions, taxation, or disruption of national or global financial markets.

The adequacy of the allowance for loan losses and the reserve for unfunded commitments is determined using a consistent, systematic methodology and is monitored regularly based on management’s evaluation of numerous factors. For each portfolio segment, these factors include:

•	The quality of the current loan portfolio,

•	The trend in the migration of the loan portfolio’s risk ratings,

•	The velocity of migration of losses and potential losses,

•	Current economic conditions,

•	Loan concentrations,

•	Loan growth rates,

•	Past-due and nonperforming trends,

•	Evaluation of specific loss estimates for all significant problem loans,

•	Recovery experience, and

•	Peer comparison loss rates.
The following tables present a summary of the activity in the allowance for loan losses by major loan classification for the periods ended December 31, 2016, 2015 and 2014:

	For the year ended December 31, 2016
	Commercial and Other	Real Estate	Construction	Consumer	Unallocated	Total
Beginning balance	$6,349	$8,297	$1,258	$46	$1,351	$17,301
Charge-offs	(716)	—	—	(9)	—	(725)
Recoveries	207	55	163	3	—	428
Provision (reclassification)	2,774	2,520	360	1	(205)	5,450
Ending balance	$8,614	$10,872	$1,781	$41	$1,146	$22,454

	For the year ended December 31, 2015
	Commercial and Other	Real Estate	Construction	Consumer	Unallocated	Total
Beginning balance	$5,733	$7,494	$1,077	$54	$1,279	$15,637
Charge-offs	(630)	(61)	—	(9)	—	(700)
Recoveries	562	76	16	15	—	669
Provision (reclassification)	684	788	165	(14)	72	1,695
Ending balance	$6,349	$8,297	$1,258	$46	$1,351	$17,301

	For the year ended December 31, 2014
	Commercial and Other	Real Estate	Construction	Consumer	Unallocated	Total
Beginning balance	$5,113	$7,668	$1,493	$68	$1,575	$15,917
Charge-offs	(610)	(58)	(155)	(12)	—	(835)
Recoveries	348	186	16	5	—	555
Provision (reclassification)	882	(302)	(277)	(7)	(296)	—
Ending balance	$5,733	$7,494	$1,077	$54	$1,279	$15,637

The following table presents the allowance and recorded investment in loans by major loan classification at December 31, 2016, and 2015:

	December 31, 2016
	Commercial and Other	Real Estate	Construction	Consumer	Unallocated	Total
Ending allowance: collectively evaluated for impairment	$7,881	$10,869	$1,781	$41	$1,146	$21,718
Ending allowance: individually evaluated for impairment	733	3	—	—	—	736
Ending allowance: loans acquired with deteriorated credit quality	—	—	—	—	—	—
Total ending allowance	$8,614	$10,872	$1,781	$41	$1,146	$22,454
Ending loan balance: collectively evaluated for impairment	$628,773	$1,027,354	$167,491	$2,922	$—	$1,826,540
Ending loan balance: individually evaluated for impairment	4,396	7,852	320	—	—	12,568
Ending loan balance: loans acquired with deteriorated credit quality	6,547	14,132	—	—	—	20,679
Total ending loan balance	$639,716	$1,049,338	$167,811	$2,922	$—	$1,859,787

	December 31, 2015
	Commercial and Other	Real Estate	Construction	Consumer	Unallocated	Total
Ending allowance: collectively evaluated for impairment	$6,303	$8,267	$1,159	$46	$1,351	$17,126
Ending allowance: individually evaluated for impairment	46	30	99	—	—	175
Ending allowance: loans acquired with deteriorated credit quality	—	—	—	—	—	—
Total ending allowance	$6,349	$8,297	$1,258	$46	$1,351	$17,301
Ending loan balance: collectively evaluated for impairment	$504,261	$771,915	$107,605	$3,351	$—	$1,387,132
Ending loan balance: individually evaluated for impairment	2,627	5,782	391	—	—	8,800
Ending loan balance: loans acquired with deteriorated credit quality	1,668	8,040	372	—	—	10,080
Total ending loan balance	$508,556	$785,737	$108,368	$3,351	$—	$1,406,012
The 2016 ending allowance includes $736 in specific allowance for $12,568 of impaired loans ($10,567 net of government guarantees). At December 31, 2015, the Company had $8,800 of impaired loans ($7,527 net of government guarantees) with a specific allowance of $175 assigned. Management believes that the allowance for loan losses was adequate as of December 31, 2016. However, future loan losses may exceed the levels provided for in the allowance for loan losses and could possibly result in additional charges to the provision for loan losses.
Credit Quality Indicators
The Company uses the following loan grades, which are also often used by regulators when assessing the credit quality of a loan portfolio.
Pass – Credit exposure in this category range between the highest credit quality to average credit quality. Primary repayment sources generate satisfactory debt service coverage under normal conditions. Cash flow from recurring sources is expected to continue to produce adequate debt service capacity. There are many levels of credit quality contained in the pass definition, but none of the loans contained in this category rise to the level of special mention.

Special Mention – A special mention asset has potential weaknesses that deserve management’s close attention. If left uncorrected, these potential weaknesses may result in deterioration of the repayment prospects for the asset or in the institution’s credit position at some future date. Special mention assets are not adversely classified and do not expose an institution to sufficient risk to warrant adverse classification. The Bank strictly and carefully employs the FDIC definition in assessing assets that may apply to this category. It is apparent that in many cases asset weaknesses relevant to this definition either, (1) better fit a definition of a “well-defined weakness,” or (2) in our experience ultimately migrate to worse risk grade categories, such as Substandard and Doubtful. Consequently, management elects to downgrade most potential Special Mention credits to Substandard or Doubtful, and therefore adopts a conservative risk grade process in the use of the Special Mention risk grade.
Substandard – A substandard asset is inadequately protected by the current sound worth and paying capacity of the Borrower or of the collateral pledged, if any. Assets so classified must have a well-defined weakness or weaknesses that jeopardize the liquidation of the debt. Loans in this category are characterized by the distinct possibility that the Company will sustain some loss if the deficiencies are not corrected. Loss potential, while existing in the aggregate amount of substandard assets, does not have to exist in individual assets classified substandard.
Doubtful – An asset classified doubtful has all the weaknesses inherent in one classified substandard with the added characteristic that the weaknesses make collection or liquidation in full on the basis of currently existing facts, conditions, and values, highly questionable and improbable.
Management strives to consistently apply these definitions when allocating its loans by loan grade. The loan portfolio is continuously monitored for changes in credit quality and management takes appropriate action to update the loan risk ratings accordingly. Management has not changed the Company’s policy towards its use of credit quality indicators during the periods reported.

The following tables present the Company’s loan portfolio information by loan type and credit grade at December 31, 2016, and 2015:

	Credit Quality Indicators
	As of December 31, 2015

	Loan Grade
	Pass	Special Mention	Substandard	Doubtful	Totals
Real estate loans
Multi-family residential	$74,340	$—	$—	$—	$74,340
Residential 1-4 family	58,286	—	3,262	—	61,548
Owner-occupied commercial	443,737	—	17,820	—	461,557
Nonowner-occupied commercial	445,283	—	6,610	—	451,893
Total real estate loans	1,021,646	—	27,692	—	1,049,338
Construction
Multi-family residential	22,252	—	—	—	22,252
Residential 1-4 family	43,532	—	—	—	43,532
Commercial real estate	76,301	—	—	—	76,301
Commercial bare land and acquisition & development	15,081	—	—	—	15,081
Residential bare land and acquisition & development	9,852	—	793	—	10,645
Total construction loans	167,018	—	793	—	167,811
Commercial and other	621,165	—	16,890	1,661	639,716
Consumer	2,922	—	—	—	2,922
Totals	$1,812,751	$—	$45,375	$1,661	$1,859,787
Percentage of total portfolio	97.47%	—%	2.44%	0.09%	100.00%

	Credit Quality Indicators
	As of December 31, 2015

	Loan Grade
	Pass	Special Mention	Substandard	Doubtful	Totals
Real estate loans
Multi-family residential	$66,208	$—	$237	$—	$66,445
Residential 1-4 family	49,077	—	4,699	—	53,776
Owner-occupied commercial	353,249	—	11,493	—	364,742
Nonowner-occupied commercial	296,528	—	4,246	—	300,774
Total real estate loans	765,062	—	20,675	—	785,737
Construction
Multi-family residential	7,027	—	—	—	7,027
Residential 1-4 family	30,803	—	53	—	30,856
Commercial real estate	42,580	—	100	—	42,680
Commercial bare land and acquisition & development	20,265	—	272	—	20,537
Residential bare land and acquisition & development	4,969	—	2,299	—	7,268
Total construction loans	105,644	—	2,724	—	108,368
Commercial and other	494,267	—	14,289	—	508,556
Consumer	3,350	—	1	—	3,351
Totals	$1,368,323	$—	$37,689	$—	$1,406,012
Percentage of total portfolio	97.32%	—%	2.68%	—%	100.00%

Past Due and Nonaccrual Loans
The Company uses the terms “past due” and “delinquent” interchangeably. Amortizing loans are considered past due or delinquent based upon the number of contractually required payments not made. Delinquency status for all contractually matured loans, commercial and commercial real estate loans with non-monthly amortization, and all other extensions of credit is determined based upon the number of calendar months past due.
The following tables present an aged analysis of past due and nonaccrual loans at December 31, 2016, and 2015:

Aged Analysis of Loans Receivable
As of December 31, 2016
	30-59 Days Past Due Still Accruing	60-89 Days Past Due Still Accruing	Greater Than 90 Days Still Accruing	Nonaccrual	Total Past Due and Nonaccrual	Total Current	Total Loans Receivable
Real estate loans
Multi-family residential	$—	$—	$—	$—	$—	$74,340	$74,340
Residential 1-4 family	—	—	—	158	158	59,241	59,399
Owner-occupied commercial	—	—	—	—	—	452,748	452,748
Nonowner-occupied commercial	—	—	—	601	601	448,118	448,719
Total real estate loans	—	—	—	759	759	1,034,447	1,035,206
Construction
Multi-family residential	—	—	—	—	—	22,252	22,252
Residential 1-4 family	—	—	—	—	—	43,532	43,532
Commercial real estate	—	—	—	—	—	76,301	76,301
Commercial bare land and acquisition & development	—	—	—	—	—	15,081	15,081
Residential bare land and acquisition & development	—	—	—	—	—	10,645	10,645
Total construction loans	—	—	—	—	—	167,811	167,811
Commercial and other	363	366	—	2,794	3,523	629,646	633,169
Consumer	—	—	—	—	—	2,922	2,922
Total	$363	$366	$—	$3,553	$4,282	$1,834,826	$1,839,108
Percentage of total portfolio	0.02%	0.02%	—%	0.19%	0.23%	99.77%	100.00%

Aged Analysis of Loans Receivable
As of December 31, 2015
	30-59 Days Past Due Still Accruing	60-89 Days Past Due Still Accruing	Greater Than 90 Days Still Accruing	Nonaccrual	Total Past Due and Nonaccrual	Total Current	Total Loans Receivable
Real estate loans
Multi-family residential	$—	$—	$—	$—	$—	$66,445	$66,445
Residential 1-4 family	—	—	—	374	374	51,578	51,952
Owner-occupied commercial	—	—	—	—	—	359,065	359,065
Nonowner-occupied commercial	—	—	—	750	750	299,485	300,235
Total real estate loans	—	—	—	1,124	1,124	776,573	777,697
Construction
Multi-family residential	—	—	—	—	—	7,027	7,027
Residential 1-4 family	480	—	—	53	533	30,323	30,856
Commercial real estate	—	—	—	—	—	42,580	42,580
Commercial bare land and acquisition & development	—	—	—	—	—	20,265	20,265
Residential bare land and acquisition & development	—	—	—	—	—	7,268	7,268
Total construction loans	480	—	—	53	533	107,463	107,996
Commercial and other	—	—	—	1,495	1,495	505,393	506,888
Consumer	1	3	—	—	4	3,347	3,351
Total	$481	$3	$—	$2,672	$3,156	$1,392,776	$1,395,932
Percentage of total portfolio	0.03%	—%	—%	0.19%	0.23%	99.77%	100.00%

Impaired Loans
Regular credit reviews of the portfolio are performed to identify loans that are considered potentially impaired. Potentially impaired loans are referred to the ALCO for review and are included in the specific calculation of allowance for loan losses. A loan is considered impaired when, based on current information and events, the Company is unlikely to collect all principal and interest due according to the terms of the loan agreement. When the amount of the impairment represents a confirmed loss, it is charged off against the allowance for loan losses. Impaired loans are often reported net of government guarantees to the extent that the guarantees are expected to be collected. Impaired loans generally include all loans classified as nonaccrual and troubled debt restructurings.
Accrual of interest is discontinued on impaired loans when management believes that, after considering economic and business conditions and collection efforts, the borrower’s financial condition is such that collection of principal or interest is doubtful. Accrued, but uncollected interest is generally reversed when loans are placed on nonaccrual status. Interest income is subsequently recognized only to the extent cash payments are received satisfying all delinquent principal and interest amounts, and the prospects for future payments in accordance with the loan agreement appear relatively certain. In accordance with GAAP, payments received on nonaccrual loans are applied to the principal balance and no interest income is recognized. Interest income may be recognized on impaired loans that are not on nonaccrual status.

The following tables display an analysis of the Company’s impaired loans at December 31, 2016, and 2015:

Impaired Loan Analysis As of December 31, 2016
	Recorded Investment With No Specific Allowance Valuation	Recorded Investment With Specific Allowance Valuation	Recorded Investment	Unpaid Principal Balance	Average Recorded Investment	Related Specific Allowance Valuation
Real estate
Multi-family residential	$—	$—	$—	$—	$—	$—
Residential 1-4 family	454	300	754	775	644	1
Owner-occupied commercial	4,106	865	4,971	4,971	1,804	2
Nonowner-occupied commercial	2,127	—	2,127	2,189	2,228	—
Total real estate loans	6,687	1,165	7,852	7,935	4,676	3
Construction
Multi-family residential	—	—	—	—	—	—
Residential 1-4 family	—	—	—	—	37	—
Commercial real estate	—	—	—	—	—	—
Commercial bare land and acquisition & development	—	—	—	—	—	—
Residential bare land and acquisition & development	320	—	320	320	1,556	—
Total construction loans	320	—	320	320	1,593	—
Commercial and other	2,255	2,141	4,396	4,767	3,518	733
Consumer	—	—	—	—	—	—
Total impaired loans	$9,262	$3,306	$12,568	$13,022	$9,787	$736
Impaired Loan Analysis As of December 31, 2015
	Recorded Investment With No Specific Allowance Valuation	Recorded Investment With Specific Allowance Valuation	Recorded Investment	Unpaid Principal Balance	Average Recorded Investment	Related Specific Allowance Valuation
Real estate
Multi-family residential	$—	$—	$—	$—	$—	$—
Residential 1-4 family	374	308	682	911	766	5
Owner-occupied commercial	2,788	—	2,788	2,788	1,177	—
Nonowner-occupied commercial	2,287	25	2,312	2,374	2,395	25
Total real estate loans	5,449	333	5,782	6,073	4,338	30
Construction
Multi-family residential	—	—	—	—	—	—
Residential 1-4 family	53	—	53	72	32	—
Commercial real estate	—	—	—	—	—	—
Commercial bare land and acquisition & development	—	—	—	—	—	—
Residential bare land and acquisition & development	—	338	338	338	347	99
Total construction loans	53	338	391	410	379	99
Commercial and other	2,091	536	2,627	3,018	2,404	46
Consumer	—	—	—	—	—	—
Total impaired loans	$7,593	$1,207	$8,800	$9,501	$7,121	$175
The impaired balances reported above are not adjusted for government guarantees of $2,001 and $1,273 at December 31, 2016, and 2015, respectively. The recorded investment in impaired loans, net of government guarantees, totaled $10,567 and $7,527 at December 31, 2016, and 2015, respectively.

Troubled Debt Restructurings
In the normal course of business, the Company may modify the terms of certain loans, attempting to protect as much of its investment as possible. Management evaluates the circumstances surrounding each modification to determine whether it is a troubled debt restructuring (“TDR”). TDRs exist when 1) the restructuring constitutes a concession, and 2) the debtor is experiencing financial difficulties.
The following table displays the Company’s TDRs by class at December 31, 2016, and 2015:

	Troubled Debt Restructurings as of
	December 31, 2016		December 31, 2015
	Number of Contracts	Outstanding Recorded Investment	Number of Contracts	Outstanding Recorded Investment
Real estate
Multifamily residential	—	$—	—	$—
Residential 1-4 family	4	754	6	682
Owner-occupied commercial	4	5,447	3	2,788
Non owner-occupied commercial	6	2,127	7	2,312
Total real estate loans	14	8,328	16	5,782
Construction
Multifamily residential	—	—	—	—
Residential 1-4 family	—	—	—	—
Commercial real estate	—	—	—	—
Commercial bare land and acquisition & development	—	—	—	—
Residential bare land and acquisition & development	—	—	—	—
Total construction loans	—	—	—	—
Commercial and other	16	2,901	11	2,170
Consumer	—	—	—	—
	30	$11,229	27	$7,952
The recorded investment on TDRs in nonaccrual status totaled $2,250 and $1,807 at December 31, 2016, and December 31, 2015, respectively. The Bank’s policy is that loans placed on non-accrual will typically remain on non-accrual status until all principal and interest payments are brought current and the prospect for future payment in accordance with the loan agreement appear relatively certain. The Bank’s policy generally refers to six months of payment performance as sufficient to warrant a return to accrual status.
For the twelve months ended December 31, 2016, the Company restructured 10 loans into troubled debt restructurings for which impairment was previously measured under the Company’s general loan loss allowance methodology. The total recorded investment in such receivables was $5,870, and the associated allowance for loan losses was $11 at December 31, 2016.
The types of modifications offered can generally be described in the following categories:

•	Rate Modification - A modification in which the interest rate is modified.

•	Term Modification - A modification in which the maturity date, timing of payments, or frequency of payments is changed.

•	Interest-only Modification - A modification in which the loan is converted to interest-only payments for a period of time.

•	Combination Modification - Any other type of modification, including the use of multiple types of modifications.

The following tables present newly restructured loans that occurred during the twelve months ended December 31, 2016, and 2015, respectively:

Troubled Debt Restructurings Restructured during the twelve months ended December 31, 2016
	Rate Modification	Term Modification	Interest Only Modification	Combination Modification
Real estate
Multifamily residential	$—	$—	$—	$—
Residential 1-4 family	—	—	—	296
Owner-occupied commercial	—	—	4,478	—
Non owner-occupied commercial	—	—	—	—
Total real estate loans	—	—	4,478	296
Construction
Multifamily residential	—	—	—	—
Residential 1-4 family	—	—	—	—
Commercial real estate	—	—	—	—
Commercial bare land and acquisition & development	—	—	—	—
Residential bare land and acquisition & development	—	—	—	—
Total construction loans	—	—	—	—
Commercial and other	—	—	445	651
Consumer	—	—	—	—
	$—	$—	$4,923	$947

Troubled Debt Restructurings
Restructured during the twelve months ended December 31, 2015
	Rate Modification	Term Modification	Interest Only Modification	Combination Modification
Real estate
Multifamily residential	$—	$—	$—	$—
Residential 1-4 family	—	—	—	—
Owner-occupied commercial	—	1,780	—	—
Non owner-occupied commercial	—	—	—	—
Total real estate loans	—	1,780	—	—
Construction
Multifamily residential	—	—	—	—
Residential 1-4 family	—	—	—	—
Commercial real estate	—	—	—	—
Commercial bare land and acquisition & development	—	—	—	—
Residential bare land and acquisition & development	—	—	—	—
Total construction loans	—	—	—	—
Commercial and other	297	—	—	—
Consumer	—	—	—	—
	$297	$1,780	$—	$—

Subsequent to a loan being classified as a TDR, a borrower may become unwilling or unable to abide by the terms of the modified agreement. In such cases of default, the Company takes appropriate action to secure additional payments including the use of foreclosure proceedings. The following table presents loans receivable modified as troubled debt restructurings that subsequently defaulted within twelve months during the period:

Troubled Debt Restructurings That Subsequently Defaulted within the 12 Months ended December 31,
	2016		2015
	Number of Contracts	Recorded Investment	Number of Contracts	Recorded Investment
Real estate
Multifamily residential	—	$—	—	$—
Residential 1-4 family	—	—	—	—
Owner-occupied commercial	1	475	—	—
Non owner-occupied commercial	—	—	—	—
Total real estate loans	1	475	—	—
Construction
Multifamily residential	—	—	—	—
Residential 1-4 family	—	—	—	—
Commercial real estate	—	—	—	—
Commercial bare land and acquisition & development	—	—	—	—
Residential bare land and acquisition & development	—	—	—	—
Total construction loans	—	—	—	—
Commercial and other	—	—	—	—
Consumer	—	—	—	—
	1	$475	—	$—
At December 31, 2016, and December 31, 2015, the Company had no commitments to lend additional funds on loans restructured as TDRs.
NOTE 6 – DENTAL LOAN PORTFOLIO:
To assist in understanding the concentrations and risks associated with the Bank’s loan portfolio, the following Note has been included to provide additional information relating to the Bank’s dental lending portfolio. At December 31, 2016, and 2015, loans to dental professionals totaled $377,478 and $340,162, respectively, and represented 20.30% and 24.19% of outstanding loans. As of December 31, 2016, and 2015, dental loans supported by government guarantees totaled $5,641 and $9,027, respectively. This represented 1.49% and 2.65% of the outstanding dental loan balances, respectively as of such dates.
The Company defines a “dental loan” as loan to dental professionals for the purpose of practice expansion, acquisition or other purpose, supported by the cash flows of a dental practice.
Loan Classification
Major classifications of dental loans, at December 31, 2016, and 2015, are as follows:

	December 31,
	2016	2015
Real estate secured loans:
Owner-occupied commercial	$63,793	$56,145
Other dental real estate loans	806	2,198
Total permanent real estate loans	64,599	58,343
Dental construction loans	4,109	4,334
Total real estate loans	68,708	62,677
Commercial loans	308,770	277,485
Gross loans	$377,478	$340,162

Market Area
The Bank’s defined “market area” is within the States of Oregon and Washington west of the Cascade Mountain Range. This area is serviced by branch locations in Eugene, Portland and Seattle. The Company also makes national dental loans throughout the United States, and currently has dental loans in 44 states, including Oregon and Washington. National loan relationships are maintained and serviced by Bank personnel primarily located in Portland.
The following table represents the dental lending by borrower location:

	December 31,
	2016	2015
Local	$150,268	$145,817
National	227,210	194,345
Total	$377,478	$340,162
Allowance
The allowance for loan losses identified for the dental loan portfolio is established as an amount that management considers adequate to absorb possible losses on existing loans within the dental portfolio. The allowance related to the dental loan portfolio consists of general and specific components. The general component is based upon all dental loans collectively evaluated for impairment, including qualitative conditions associated with: loan type, out-of-market location, start-up financing, practice acquisition financing and specialty practice financing. The specific component is based upon dental loans individually evaluated for impairment.

	For the Years Ended December 31,
	2016	2015	2014
Balance, beginning of period	$4,022	$4,141	$3,730
Provision (reclassification)	636	(71)	918
Charge-offs	(9)	(78)	(631)
Recoveries	64	30	124
Balance, end of period	$4,713	$4,022	$4,141
Credit Quality
Please refer to Note 5 for additional information on the definitions of the credit quality indicators.
The following tables present the Company’s dental loan portfolio information by market and credit grade at December 31, 2016 and 2015:
Dental Credit Quality Indicators
As of December 31, 2016

	Loan Grade
	Pass	Special Mention	Substandard	Doubtful	Totals
Local	$148,805	$—	$1,463	$—	$150,268
National	224,493	—	1,056	1,661	227,210
Total	$373,298	$—	$2,519	$1,661	$377,478

Dental Credit Quality Indicators
As of December 31, 2015

	Loan Grade
	Pass	Special Mention	Substandard	Doubtful	Totals
Local	$143,541	$—	$2,276	$—	$145,817
National	191,574	—	2,771	—	194,345
Total	$335,115	$—	$5,047	$—	$340,162

Past Due and Nonaccrual Loans
Please refer to Note 5 for additional information on the definitions of “past due.”
The following tables present an aged analysis of the dental loans by market, including nonaccrual loans, at December 31, 2016 and 2015:

Aged Analysis of Dental Loans Receivable As of December 31, 2016
	30-59 Days Past Due Still Accruing	60-89 Days Past Due Still Accruing	Greater Than 90 Days Still Accruing	Nonaccrual	Total Past Due and Nonaccrual	Total Current	Total Loans Receivable
Local	$—	$—	$—	$407	$407	$149,861	$150,268
National	263	366	—	1,660	2,289	224,921	227,210
Total	$263	$366	$—	$2,067	$2,696	$374,782	$377,478
Aged Analysis of Dental Loans Receivable As of December 31, 2015
	30-59 Days Past Due Still Accruing	60-89 Days Past Due Still Accruing	Greater Than 90 Days Still Accruing	Nonaccrual	Total Past Due and Nonaccrual	Total Current	Total Loans Receivable
Local	$—	$—	$—	$513	$513	$145,304	$145,817
National	—	—	—	—	—	194,345	194,345
Total	$—	$—	$—	$513	$513	$339,649	$340,162

NOTE 7 – LOAN PARTICIPATIONS AND SERVICING:
In the normal course of business the Company may sell portions of loans to other institutions for cash in order to extend its lending capacity or to mitigate risk. These sales are commonly referred to as loan participations. Loan participations are performed without recourse and the participant’s interest is ratably concurrent with that retained by the Company. Cash flows are shared proportionately and neither the Company’s nor the participant’s interest is subordinated. The Company retains servicing rights and manages the client relationships for a reasonable servicing fee. The participated portion of these loans is not included in the accompanying consolidated balance sheets, and the servicing component of these transactions in the aggregate is material to the consolidated financial statements. The Company’s exposure to loss is limited to its retained interest in the loans.
The following table reflects the amounts of loans participated.

	December 31,
	2016	2015
Total principal amount outstanding	$61,130	$74,018
less: principal amount derecognized	(28,467)	(37,211)
Principal amount included in gross loans on the balance sheet	$32,663	$36,807
NOTE 8 – PROPERTY AND EQUIPMENT:
The balance of property and equipment net of accumulated depreciation and amortization at December 31, 2016 and 2015, consists of the following:

	December 31,
	2016	2015
Land	$3,831	$3,831
Buildings and improvements	20,343	19,244
Furniture and equipment	16,794	14,310
	40,968	37,385
less: accumulated depreciation & amortization	(20,760)	(19,371)
Net property and equipment	$20,208	$18,014

Depreciation expense was $1,389, $1,531, and $1,491, for the years ended December 31, 2016, 2015, and 2014, respectively.
The Company leases certain facilities for office locations under non-cancelable operating lease agreements expiring through 2031. Rent expense related to these leases totaled $1,695, $1,542, and $1,324, in 2016, 2015, and 2014, respectively. The Company leases approximately 26.00% of its Gateway building (Springfield, Oregon) to others under non-cancelable operating lease agreements extending through 2021.
Future minimum payments required and anticipated lease revenues under these leases are:

	Lease Commitments	Property Leased to Others
2017	$1,755	$250
2018	1,650	254
2019	1,540	258
2020	1,127	228
2021	851	172
Thereafter	4,079	—
	$11,002	$1,162

NOTE 9 – GOODWILL AND INTANGIBLE ASSETS:
The following table summarizes the changes in the Company’s goodwill and core deposit intangible asset for the three years ended December 31, 2016, 2015 and 2014:

	Goodwill	Core Deposit Intangible	Total
Balance, December 31, 2013	$22,881	$735	$23,616
Amortization	—	(121)	(121)
Balance, December 31, 2014	$22,881	$614	$23,495
Increase due to Capital Pacific acquisition	16,374	3,721	20,095
Amortization	—	(431)	(431)
Balance, December 31, 2015	$39,255	$3,904	$43,159
Increase due to Capital Pacific acquisition	771	—	771
Increase due to Foundation acquisition	21,375	5,762	27,137
Amortization	—	(685)	(685)
Balance, December 31, 2016	$61,401	$8,981	$70,382
At December 31, 2016, the Company had a recorded balance of $61,401 in goodwill from the November 30, 2005, acquisition of Northwest Business Financial Corporation (“NWBF”), the February 1, 2013, acquisition of Century Bank, the March 6, 2016, acquisition of Capital Pacific Bank, and the September 6, 2016, acquisition of Foundation Bank.
The Century Bank, Capital Pacific Bank, and Foundation Bank core deposit intangibles were determined to have an expected life of seven years, ten years and ten years, respectively, and each is being amortized over its respective period using the straight-line method. The Century Bank core deposit intangible will be fully amortized in January 2020, the Capital Pacific Bank core deposit intangible will be fully amortized in February 2025, and the Foundation Bank core deposit intangible will be fully amortized in August 2026.

The table below presents the forecasted amortization expense for intangible assets related to the acquisition of Century Bank, Capital Pacific Bank, and Foundation Bank.

Year	Expected Amortization
2017	$1,069
2018	1,069
2019	1,069
2020	958
2021	948
Thereafter	3,868
$8,981
NOTE 10 – DEPOSITS:
Scheduled maturities or repricing of time deposits at December 31, 2016, are as follows:

December 31,
2016
2017	$87,701
2018	25,640
2019	28,049
2020	17,286
2021	7,842
Thereafter	12,365
$178,883
Time deposits with balances of $250 or greater were $63,370 at December 31, 2016.
NOTE 11 – SECURITIES SOLD UNDER AGREEMENT TO REPURCHASE:
The Company sells certain securities under agreements to repurchase with its customers. The agreements transacted with its customers are utilized as an overnight investment product. The amounts received under these agreements represent short-term borrowings and are reflected as a liability in the consolidated balance sheets. The securities underlying these agreements are included in investment securities in the consolidated balance sheets. The Company has no control over the market value of the securities, which fluctuates due to market conditions. However, the Company is obligated to promptly transfer additional securities if the market value of the securities falls below the repurchase agreement price. The Company manages this risk by maintaining an unpledged securities portfolio that it believes is sufficient to cover a decline in the market value of the securities sold under agreements to repurchase. All securities sold under agreements to repurchase had a daily maturity date. See Note 4 in the Notes to Consolidated Financial Statements in this Form 10-K for additional information regarding the securities sold under agreement to repurchase.
The following table presents information regarding securities sold under agreements to repurchase at December 31, 2016 and 2015.

	December 31,
	2016	2015
Balance at end of period	$1,966	$71
Average Balance outstanding for the period	702	183
Maximum amount outstanding at any month end during the period	2,107	618
Weighted average interest rate for the period	0.06%	—%
weighted average interest rate at period end	0.08%	—%
NOTE 12 – FEDERAL FUNDS AND OVERNIGHT FUNDS PURCHASED:

The Company had unsecured federal funds borrowing lines with various correspondent banks totaling $154,000 at December 31, 2016 and $129,000 at December 31, 2015, with interest rates payable at the then stated rate. At December 31, 2016, and December 31, 2015, there were no outstanding borrowings on this line.
The Company also had a secured overnight borrowing line available from the Federal Reserve Bank that totaled $80,784 and $76,912 at December 31, 2016, and 2015, respectively. The Federal Reserve Bank borrowing line is secured through the pledging of approximately $143,679 of commercial loans under the Company’s Borrower-In-Custody program. At December 31, 2016, and 2015, there were no outstanding borrowings on this line.

NOTE 13 – FEDERAL HOME LOAN BANK BORROWINGS:
The Company has a borrowing limit with the FHLB equal to 35.00% of total assets, subject to discounted collateral. The Company does have the ability to access the FHLB excess stock pool, thus borrowing is not limited by FHLB stock held. At December 31, 2016, the maximum borrowing line was $889,503; however, the FHLB borrowing line was limited by the discounted value of collateral pledged. The Company had pledged $867,596 in real estate loans to the FHLB that had a discounted value of $632,202. There was $65,000 borrowed on this line at December 31, 2016.
At December 31, 2015, the maximum FHLB borrowing line was $657,086, and the Company had pledged real estate loans and securities to the FHLB with a discounted value of $414,044. There was $77,500 borrowed on this line at December 31, 2015.
FHLB borrowings by year of maturity and applicable interest rate are summarized as follows as of December 31, 2016:

	Current Rates	December 31, 2016
Cash management advance	0.70%	$57,000
2017	2.28%	3,000
2018	1.55%	3,000
2019	—	—
2020	—	—
Thereafter	3.85%	2,000
		$65,000
NOTE 14 – BORROWED FUNDS:
Subordinated Debentures
In June 2016, the Company issued $35,000 in aggregate principal amount of fixed-to-floating rate subordinated debentures (the “Notes”) in a public offering. The Notes are callable at par after five years, have a stated maturity of September 30, 2026 and bear interest at a fixed annual rate of 5.875% per year, from and including June 27, 2016, but excluding September 30, 2021. From and including September 30, 2021 to the maturity date or early redemption date, the interest rate will reset quarterly to an annual interest rate equal to the then-current three-month LIBOR plus 471.5 basis points.
The Notes are included in Tier 2 capital (with certain limitations applicable) under current regulatory guidelines and interpretations.
Junior Subordinated Debentures
In connection with the November 2005 acquisition of NWB Financial Corporation, the Company formed a wholly owned Delaware statutory business trust subsidiary, Pacific Continental Corporation Capital Trust (the “Trust”), which issued $8,248 of guaranteed undivided beneficial interests in the Company’s Junior Subordinated Deferrable Interest Debentures (“Trust Preferred Securities”). These debentures qualify as Tier 1 capital under Federal Reserve Board guidelines. All of the common securities of the Trust are owned by the Company. The proceeds from the issuance of the common securities and the Trust Preferred Securities were used by the Trust to purchase $8,248 of junior subordinated debentures of the Company. The debentures, which represent the sole asset of the Trust, accrued and paid distributions quarterly at a fixed rate of 6.265% per annum of the stated liquidation value of $1 per capital security. At January 7, 2012, the interest rate changed to a variable rate of three-month LIBOR plus 135 basis points. See Note 15 for additional information regarding the interest rate swap agreement executed on the debenture in 2013.
The Company has entered into contractual arrangements which, taken collectively, fully and unconditionally guarantee payment of (1) accrued and unpaid distributions required to be paid on the Trust Preferred Securities, (2) the redemption price with respect to any Trust Preferred Securities called for redemption by the Trust, and (3) payments due upon a voluntary or involuntary dissolution, winding up, or liquidation of the Trust. The Trust Preferred Securities are mandatorily redeemable upon maturity of the debentures on January 7, 2036, or upon earlier redemption as provided in the indenture. The Company has the right to redeem the debentures purchased by the Trust in whole or in part, on or after, January 7, 2012. As specified in the indenture, if the debentures are redeemed prior to maturity, the redemption price will be the principal amount and any accrued interest. For the years ended December 31, 2016, 2015, and 2014, the Company recognized net interest expense of $228, $226, and $225, respectively, related to the Trust Preferred Securities.
On September 6, 2016, the Company completed the acquisition of Foundation Bancorp. At that time, the Company assumed ownership of Foundation Statutory Trust I, which had previously issued $6,000 in aggregate liquidation amount of trust preferred securities. The interest rate on the these trust preferred securities is a floating rate of three-month LIBOR plus 173 basis points. The Company also acquired $6,186 of junior subordinated debentures (the “Foundation Debentures”) to the trust in exchange for ownership of all of the common security of the trust and the proceeds of the preferred securities sold by the trust. In accordance with current accounting guidance, the trust is not consolidated in the Company’s financial statements, but rather the Foundation Debentures are shown as a liability, and acquired at an acquisition date fair value of $3,013. For the year ended December 31, 2016, the Company recognized net interest expense of $50, related to the Foundation trust preferred securities.
The Debentures and the Foundation Debentures are included in the Company’s Tier I capital (with certain limitations applicable) under current regulatory guidelines and interpretations.

NOTE 15 – DERIVATIVE INSTRUMENTS:
During the second quarter 2013, the Company entered into an interest rate swap agreement with an $8,000 notional amount to convert its variable-rate Junior Subordinated Debenture debt into a fixed rate for a term of approximately 7 years at a rate of 2.73%. The derivative is designated as a cash flow hedge. The hedge meets the definition of highly effective and the Company expects the hedge to be highly effective throughout the remaining term of the swap. The fair value of the derivative instrument at December 31, 2016, was an unrealized gain of $91, which is recorded in the other asset section of the balance sheet, net of the tax effect.
The Company maintains written documentation for the hedge. This documentation identifies the hedging objective and strategy, the hedging instrument, the instrument being hedged, the reasoning behind the assertion that the hedge is highly effective and the methodology for measuring ongoing hedge effectiveness and ineffectiveness. The Company deposited cash collateral totaling $400 with a counterparty as of April 22, 2013, to satisfy collateral requirements associated with the interest rate swap contract.
Upon the acquisition of Capital Pacific Bank on March 6, 2015, the Bank acquired three interest rate swaps entered into by Capital Pacific Bank with commercial banking customers tied to loans on the balance sheet. Those interest rate swaps are simultaneously hedged by offsetting the interest rate swaps that the Bank executes with a third party, such that the Bank minimizes its net risk exposure. As of December 31, 2016, the Bank had interest rate swaps with an aggregate notional amount of approximately $8,540, related to this program. The Bank does not require separately pledged collateral to secure its interest rate swaps with customers. However, it does make a practice of cross-collateralizing the interest rate swaps with collateral on the underlying loan.
The termination value of derivatives in a net liability position, which includes accrued interest but excludes any adjustment for nonperformance risk, related to these agreements was approximately $14 as of December 31, 2016. The Bank has minimum collateral posting thresholds with certain of its derivative counterparties, and has posted collateral totaling $250 consisting of cash held on deposit for the benefit of the counterparty against its obligations under these agreements as of December 31, 2016.
The Bank has also entered into a swap with a third party to serve as a hedge to an equal amount of fixed rate loans. As of December 31, 2016, the Bank had one swap designated a hedging instrument with a notional amount of $1,492 hedging a 10-year fixed rate note bearing interest at 5.71% and maturing August 2023. The notional amount does not represent direct credit exposure. Direct credit exposure is limited to the net difference between the calculated amount to be received and paid. As the Bank has designated the swap a fair value hedge, the underlying hedged loan is carried at fair value on the consolidated balance sheet and included in loans, net of allowance for loan losses and unearned fees.
During third quarter 2016, the Bank entered into forward-starting interest rate swaps, to convert certain existing and future short-term borrowings to fixed rate payments. The primary purpose of these hedges is to mitigate the risk of rising interest rates, specifically LIBOR rates, which are a benchmark for the short term borrowings. The hedging program qualifies as a cash flow hedge under FASB ASC 815, which provides for matching of the recognition of gains and losses of the interest rate swaps and the hedged items. The hedged item is the LIBOR portion of the series of existing or future short-term fixed rate borrowings over the term of the interest rate swap. The change in the fair value of the interest rate swaps is recorded in other comprehensive income. During the fourth quarter the company terminated the cash flow hedge which resulted in a onetime gain of $327 that was recognized in the other income section of the consolidated statements of operations.
The following tables present quantitative information pertaining to the interest rate swaps as of December 31, 2016 and 2015:

	December 31, 2016		December 31, 2015
	Hedge- Designated	Not-Hedge- Designated	Hedge- Designated	Not-Hedge- Designated
Notional amount	$1,492	$8,540	$1,525	$8,774
Weighted average pay rate	5.71%	4.85%	5.71%	4.85%
Weighted average receive rate	3.54%	3.63%	3.20%	3.28%
Weighted average maturity in years	6.65	5.45	7.60	6.49
The following table presents the fair values of interest rate swaps and their locations in the Consolidated Balance Sheets as of December 31, 2016 and 2015:

		Asset Derivatives		Liability Derivatives
	Balance sheet	December 31,		December 31,
Derivative	location	2016	2015	2016	2015
Interest rate swap designated as a hedging instrument	Other assets or other liabilities	$45	$66	$67	$93
Interest rate swaps not designated as hedging instruments	Other assets or other liabilities	$14	$24	$14	$24
The following table presents the income statement impact of these interest rate swaps for the years ended December 31, 2016, 2015 and 2014:

Derivative	Consolidated Statements of Operations location	2016	2015	2014
Interest rate swaps not designated as a hedging instrument	Other noninterest income	$6	$(5)	$—
		$6	$(5)	$—

NOTE 16 – INCOME TAXES:
The provision for income taxes for the years ended December 31, 2016, 2015 and 2014 consists of the following:

	December 31,
	2016	2015	2014
Current payable:
Federal	$8,414	$8,136	$5,747
State	1,989	800	159
	10,403	8,936	5,906
Deferred:
Federal	(579)	358	1,608
State	(115)	795	1,158
	(694)	1,153	2,766
Total income tax provision	$9,709	$10,089	$8,672

The provision for income taxes results in effective tax rates which are different than the federal income tax statutory rate. The nature of the differences for the years ended December 31, 2016, 2015 and 2014 were as follows:

	2016		2015		2014
Expected federal income tax provision	$10,320	35.00%	$10,094	35.00%	$8,650	35.00%
State income tax, net of federal income tax effect	1,138	3.86%	1,365	4.73%	948	3.84%
Municipal securities tax benefit	(1,429)	(4.85)%	(1,049)	(3.64)%	(747)	(3.02)%
Equity-based compensation	—	—%	—	—%	5	0.02%
(Expense) benefit of purchased tax credits	(1)	—%	1	—%	25	0.10%
Low-income housing tax credits	(393)	(1.33)%	(234)	(0.81)%	(199)	(0.81)%
Bank Owned Life Insurance	(273)	(0.93)%	(230)	(0.80)%	(184)	(0.74)%
Acquisition costs - Century Bank	—	—%	—	—%	150	0.61%
Acquisition costs - Capital Pacific Bank	—	—%	155	0.54%	—	—%
Acquisition costs - Foundation Bank	484	1.64%	—	—%	—	—%
Deferred tax rate adjustments and other	(137)	(0.46)%	(13)	(0.05)%	24	0.10%
Income tax provision	$9,709	32.93%	$10,089	34.97%	$8,672	35.10%
The excess tax benefit associated with stock option plans reduced taxes payable by $43, $9, and $14, at December 31, 2016, 2015, and 2014, respectively. Such benefit is credited to common stock.
The components of deferred tax assets and liabilities for the periods ended December 31, 2016 and 2015 are as follows:

	December 31,
	2016	2015
Assets:
Allowance for loan losses	$12,890	$7,868
Basis adjustments on loans	1,307	1,677
Reserve for self-funded insurance	139	104
Nonqualified stock options	489	816
Accrued compensation	1,592	1,617
OTTI credit impairment	105	94
Nonaccrual loan interest	53	193
NOL carryforward	3,893	—
Net unrealized loss on securities	1,516	—
Other	137	91
Total deferred tax assets	$22,121	$12,460
Liabilities:
Federal Home Loan Bank stock dividends	$599	$589
Excess tax over book depreciation	1,502	1,134
Prepaid expenses	583	466
Acquisition adjustments relating to core deposit intangible, deferred loan origination costs, junior subordinated debenture and other	4,877	1,512
Loan origination fees	1,514	1,346
Net unrealized gains on swaps	35	32
Net unrealized gains on securities	—	1,694
Other	289	17
Total deferred tax liabilities	9,399	6,790
Deferred income tax asset	12,722	5,670
Valuation allowance	—	—
Net deferred tax asset	$12,722	$5,670

As a result of the Foundation Bancorp acquisition, the Company had a federal net operating loss carryforward of $10,943 and an AMT credit carryover of $40, at December 31, 2016. The amount of net operating loss carryforward that may be utilized annually is limited under Section 382 of the Internal Revenue Code of 1986 (Code) as a result of changes in control, with an annual limitation of $3,389. The federal net operating loss carryforward will begin to expire in 2030, however based on current income projections management anticipates the carryforwards to be utilized by 2020 and has therefore not established a valuation allowance. The AMT credits carryforward are available to reduce future federal regular income taxes, if any, over an indefinite period.

NOTE 17 – RETIREMENT PLAN:
The Company has a 401(k) profit sharing plan covering substantially all employees. The plan provides for employee and employer contributions. The total plan expenses, including employer contributions, were $1,038, $861, and $740 in 2016, 2015, and 2014, respectively.
NOTE 18 – SHARE-BASED COMPENSATION:
The Company’s 2006 Stock Option and Equity Compensation Plan (the “2006 SOEC Plan”) authorizes the award of up to 1,550,000 shares in stock-based awards. The awards granted under this plan are service-based and are subject to vesting. The Compensation Committee of the Board of Directors may impose any terms or conditions on the vesting of an award that it determines to be appropriate. Awards granted generally vest over four years and have a maximum life of ten years. Awards may be granted at exercise prices of not less than 100.00% of the fair market value of the Company’s common stock at the grant date.
Pursuant to the 2006 SOEC Plan, incentive stock options (“ISOs”), nonqualified stock options, restricted stock, restricted stock units (“RSUs”), or stock appreciation rights (“SARs”) may be awarded to attract and retain the best available personnel to the Corporation and its subsidiaries. SARs may be settled in common stock or cash as determined at the date of issuance. Liability-based awards (including all cash-settled SARs) have no impact on the number of shares available to be issued within the plan. Additionally, non-qualified option awards and restricted stock awards may be granted to directors under the terms of this plan.
Prior to April 2006, incentive stock option (“ISO”) and non-qualified option awards were granted to employees and directors under the Company’s 1999 Employees’ Stock Option Plan and the Company’s 1999 Directors’ Stock Option Plan. The Company has stock options outstanding under both of these plans. Subsequent to the annual shareholders’ meeting in April 2006, all shares available under these plans were deregistered and are no longer available for future grants.
The following tables identify the compensation expenses recorded and tax benefits received by the Company in conjunction with its share-based compensation plans for the years ended December 31, 2016, 2015, and 2014:

	For the Year Ended December 31,
	2016		2015		2014
	Compensation Expense	Tax Benefit	Compensation Expense (Benefit)	Tax Benefit (Expense)	Compensation Expense	Tax Benefit
Equity-based awards:
Director restricted stock	$269	$94	$248	$87	$200	$70
Employee stock options	—	—	—	—	13	—
Employee stock SARs	—	—	—	—	26	9
Employee RSUs	1,584	554	1,452	508	1,215	425
Liability-based awards:
Employee cash SARs	150	53	(50)	(18)	75	26
	$2,003	$701	$1,650	$577	$1,529	$530

Prior to 2011, the Company granted stock options to selected employees and directors. The following table summarizes information about stock option activity under all plans for the years ended December 31, 2016, 2015, and 2014:

	For the Years Ended December 31,
	2016		2015		2014
	Options Outstanding	Weighted Average Exercise Price	Options Outstanding	Weighted Average Exercise Price	Options Outstanding	Weighted Average Exercise Price
Balance, beginning of year	319,454	$14.23	327,050	$14.16	367,906	$14.15
Exercised	(68,907)	14.85	(7,596)	11.44	(16,779)	11.29
Forfeited or expired	(12,243)	16.34	—	—	(24,077)	16.00
Balance, end of year	238,304	$13.94	319,454	$14.23	327,050	$14.16
Options exercisable, end of year	238,304	$13.94	319,454	$14.23	327,050	$14.16
The total intrinsic value (which is the amount by which the stock price exceeds the exercise price) of options outstanding as of December 31, 2016, was $1,884. The weighted average remaining contractual term of options exercisable was 1.69 years as of December 31, 2016. All stock options were vested as of December 31, 2016. There was no unrecognized compensation expense related to stock options at December 31, 2016.
Prior to 2011, the Company granted SARs settled in stock to selected employees. The following table summarizes information about activity of SARs settled in stock for the years ended December 31, 2016, 2015, and 2014:

	For the Years Ended December 31,
	2016		2015		2014
	Stock-settled SARs Outstanding	Weighted Average Exercise Price	Stock-settled SARs Outstanding	Weighted Average Exercise Price	Stock-settled SARs Outstanding	Weighted Average Exercise Price
Balance, beginning of year	239,267	$14.36	289,267	$13.97	337,759	$13.85
Exercised	(103,818)	14.78	(49,600)	12.12	(26,155)	11.79
Forfeited or expired	(9,641)	16.21	(400)	11.30	(22,337)	14.74
Balance, end of year	125,808	$13.87	239,267	$14.36	289,267	$13.97
Stock-settled SARs exercisable, end of year	125,808	$13.87	239,267	$14.36	289,267	$13.97
The total intrinsic value (which is the amount by which the stock price exceeds the exercise price) of stock-settled SARs as of December 31, 2016, was $1,004. The weighted average remaining contractual term of exercisable stock-settled SARs was 1.78 years as of December 31, 2016. As of December 31, 2016, there was no unrecognized compensation cost related to non-vested stock-settled SARs.
Prior to 2010, the Company granted SARs settled in cash to selected employees. The following table summarizes information about activity of SARs settled in cash for the years ended December 31, 2016, 2015, and 2014:

	For the Years Ended December 31,
	2016		2015		2014
	Cash-settled SARs Outstanding	Weighted Average Exercise Price	Cash-settled SARs Outstanding	Weighted Average Exercise Price	Cash-settled SARs Outstanding	Weighted Average Exercise Price
Balance, beginning of year	142,527	$1,527.00	158,993	$15.10	186,992	$14.95
Exercised	(75,836)	15.43	(12,087)	12.95	(11,012)	12.21
Forfeited or expired	(296)	12.07	(4,379)	15.77	(16,987)	15.34
Balance, end of year	66,395	$14.94	142,527	$15.27	158,993	$15.10
Cash-settled SARs exercisable, end of year	66,395	$14.94	142,527	$15.27	158,993	$15.10
As of December 31, 2016, there was an intrinsic value of $409 on the Company’s outstanding cash-settled SARs. The weighted average remaining contractual term of exercisable cash-settled SARs was 1.19 years as of December 31, 2016.

The following tables identify stock options, employee stock SARs, and employee cash SARs exercised during the periods ended December 31, 2016 and 2015:

	Twelve months ended December 31, 2016
	Number Exercised	Weighted Average Exercise	Intrinsic Value	Number of Shares Issued	Net Cash Payment to Employees
Stock options	68,907	$14.85	$117	48,665	NA
Employee stock SARs	103,818	$12.28	$40	9,131	NA
Employee cash SARs	75,836	$11.81	NA	NA	$178
	Twelve months ended December 31, 2015
	Number Exercised	Weighted Average Exercise	Intrinsic Value	Number of Shares Issued	Net Cash Payment to Employees
Stock options	7,596	$11.44	$29	7,596	NA
Employee stock SARs	49,600	$12.12	$94	6,250	NA
Employee cash SARs	12,087	$12.95	NA	NA	$27
During 2016, 16,144 restricted shares were granted and issued to directors with no restrictions imposed.
In 2016, the Company granted 130,151 RSUs to employees. Of the RSUs granted, 129,851 vest over four years, and 300 vested immediately. The Company’s RSUs do not accrue dividends and the grantees do not have voting rights.
The following table provides information regarding RSU activity during 2016, 2015 and 2014:

	For the Years Ended December 31,
	2016		2015		2014
	Restricted Stock Units Outstanding	Weighted Average Grant Date Fair Value	Restricted Stock Units Outstanding	Weighted Average Grant Date Fair Value	Restricted Stock Units Outstanding	Weighted Average Grant Date Fair Value
Balance, beginning of year	330,997	$12.23	306,532	$11.18	299,696	$9.79
Granted	130,151	16.66	157,195	13.00	127,051	13.21
Vested shares issued	(80,051)	11.50	(75,373)	10.59	(58,518)	9.65
Vested shares forfeited for taxes	(48,173)	11.50	(46,105)	10.59	(36,384)	9.65
Forfeited or expired	(32,084)	13.70	(11,252)	12.33	(25,313)	10.67
Balance, end of year	300,840	$14.30	330,997	$12.23	306,532	$11.18
Under the terms of the 2006 SOEC Plan, shares of the Company common stock are to be issued as soon as is practicable upon vesting of RSUs.

NOTE 19 – DEFERRED COMPENSATION PLAN:
During 2015, the Company established a nonqualified deferred compensation plan for certain eligible executives and eligible directors. Under the deferred compensation plan, eligible executives and eligible directors may elect to defer a portion of their base salary, bonuses, director fees, and/or long-term incentive compensation. The deferred compensation liability totaled $742 and $352 at December 31, 2016, and 2015, respectively, and is included within the other liabilities on the consolidated balance sheet.

NOTE 20 – ACCUMULATED OTHER COMPREHENSIVE INCOME
The following table shows the changes in accumulated other comprehensive income (loss) by component for the years ended December 31, 2016, 2015 and 2014:

	Unrealized gains and losses on available-for-sale securities	Unrealized gains and losses on derivative instrument - cash flow hedge	Total
Year ended December 31, 2016
Beginning balance	$2,649	$50	$2,699
Other comprehensive (loss) income before reclassifications	(4,804)	191	(4,613)
Amounts reclassified from accumulated other comprehensive income	(215)	(186)	(401)
Net current-period other comprehensive (loss) income	(5,019)	5	(5,014)
Ending balance	$(2,370)	$55	$(2,315)
Year ended December 31, 2015
Beginning balance	$3,695	$107	$3,802
Other comprehensive (loss) before reclassifications	(649)	(57)	(706)
Amounts reclassified from accumulated other comprehensive income	(397)	—	(397)
Net current-period other comprehensive (loss)	(1,046)	(57)	(1,103)
Ending balance	$2,649	$50	$2,699
Year ended December 31, 2014
Beginning balance	$(148)	$247	$99
Other comprehensive income (loss) before reclassifications	3,822	(140)	3,682
Amounts reclassified from accumulated other comprehensive income	21	—	21
Net current-period other comprehensive income (loss)	3,843	(140)	3,703
Ending balance	$3,695	$107	$3,802
NOTE 21 – TRANSACTIONS WITH RELATED PARTIES:
The Company has granted loans to officers and directors and to companies with which they are associated. Such loans are made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with unrelated parties. Activity with respect to these loans during the years ended December 31, 2016, 2015 and 2014, was as follows:

	For the Years Ended December 31,
	2016	2015	2014
Balance, beginning of year	$25	$100	$100
Additions or renewals	25	35	—
Amounts collected	(50)	(110)	—
Balance, end of year	$—	$25	$100
In addition, there were $106 in commitments to extend credit to directors and officers at December 31, 2016, which are included among loan commitments, disclosed in Note 22.
At December 31, 2016, 2015, and 2014, deposits to related parties totaled $6,439, $1,091, and $1,304, respectively.

NOTE 22 – COMMITMENTS AND CONTINGENCIES:
In the normal course of business under the provisions of the Company’s investment policy, additional investment securities may be purchased from time to time. Commitments to purchase securities are generally settled within a month and are not associated with repurchase agreements.
In order to meet the financing needs of its clients, the Company commits to extensions of credit and issues letters of credit. The Company uses the same credit policies in making commitments and conditional obligations as it does for other products. In the event of nonperformance by the client, the Company’s exposure to credit loss is represented by the contractual amount of the instruments. The Company’s collateral policies related to financial instruments with off-balance sheet risk conform to its general underwriting guidelines.
Commitments to extend credit are agreements to lend to a client as long as there is no violation of any condition established in the contract. Commitments generally have expiration dates or other termination clauses and may require payment of a fee. Since some of the commitments may expire without being drawn upon, the total commitment amounts do not necessarily represent future cash requirements.
Letters of credit written are conditional commitments issued by the Company to guarantee the performance of a client to a third-party. The credit risk involved in issuing letters of credit is essentially the same as that involved in extending loan facilities to clients.
Off-balance sheet instruments at December 31, 2016 and 2015 consist of the following:

	December 31,
	2016	2015
Commitments to extend credit (principally variable rate)	$408,860	$256,156
Letters of credit and financial guarantees written	$2,425	$1,184
The Company has entered into executive employment agreements with two key executive officers. The employment agreements provide for minimum aggregate annual base salaries of $840, plus performance adjustments, life insurance coverage, and other perquisites commonly found in such agreements. The two employment agreements expire in 2017 unless extended or terminated earlier.
Legal contingencies arise from time-to-time in the normal course of business. Based upon analysis of management and in consultation with the Company’s legal counsel there are no current legal matters which are expected to have a material effect on the Company’s consolidated financial position.

NOTE 23 – FAIR VALUE:
The following disclosures about fair value of financial instruments are made in accordance with provisions of ASC 825 “Financial Instruments.” The use of different assumptions and estimation methods could have a significant effect on fair value amounts. Accordingly, the estimates of fair value herein are not necessarily indicative of the amounts that might be realized in a current market exchange.

The estimated fair values of the financial instruments at December 31, 2016 and 2015, are as follows:

	December 31,
	2016		2015
	Carrying Amount	Fair Value	Carrying Amount	Fair Value
Financial assets:
Cash and cash equivalents	$67,113	$67,113	$36,675	$36,675
Securities available-for-sale	470,996	470,996	366,598	366,598
Loans	1,857,767	1,837,673	1,404,482	1,389,562
Accrued interest receivable	7,017	7,017	5,721	5,721
Federal Home Loan Bank stock	5,423	5,423	5,208	5,208
Bank-owned life insurance	35,165	35,165	22,884	22,884
Interest rate swaps	150	150	171	171
Financial liabilities:
Deposits	$2,148,103	$2,147,056	$1,597,093	$1,597,280
Federal Home Loan Bank borrowings	65,000	65,043	77,500	77,651
Subordinated debentures	34,096	32,140	—	—
Junior subordinated debentures	11,311	6,972	8,248	2,741
Accrued interest payable	176	176	138	138
Interest rate swaps	81	81	116	116
Cash and Cash Equivalents – The carrying amount approximates fair value.
Securities available-for-sale – Fair value is based on quoted market prices. If a quoted market price is not available, fair value is estimated using quoted market prices for similar securities.
Accrued Interest receivable – The carrying amounts of accrued interest receivable approximate their fair value.
Loans – For variable rate loans that reprice frequently and have no significant change in credit risk, fair value is based on carrying values. Fair value of fixed rate loans is estimated by discounting the future cash flows using current rates at which similar loans would be made to borrowers with similar credit ratings and for the same remaining maturities. Fair values for impaired loans are estimated using discounted cash flow analyses or underlying collateral values, where applicable, and consider credit risk.
Federal Home Loan Bank stock – The carrying amount approximates fair value.
Bank-owned life insurance – The carrying amount approximates fair value.
Interest rate swaps – Fair value is based on quoted market prices.
Deposits – Fair value of demand, interest bearing demand and savings deposits is the amount payable on demand at the reporting date. Fair value of time deposits is estimated using the interest rates currently offered for deposits of similar remaining maturities.
Federal Home Loan Bank Borrowings – Fair value of Federal Home Loan Bank borrowings is estimated by discounting future cash flows at rates currently available for debt with similar terms and remaining maturities.
Junior Subordinated Debentures – Fair value of Junior Subordinated Debentures is estimated by discounting future cash flows at rates currently available for debt with similar credit risk, terms and remaining maturities.
Subordinated Debentures – Fair value of Debentures is estimated by discounting future cash flows at rates currently available for debt with similar credit risk, terms and remaining maturities.
Accrued Interest payable – The carrying amounts of accrued interest payable approximate their fair value
Off-Balance Sheet Financial Instruments – The carrying amount and fair value are based on fees charged for similar commitments and are not material.
The Company also adheres to the FASB guidance with regards to ASC 820, “Fair Value Measures.” This guidance defines fair value, establishes a framework for measuring fair value in generally accepted accounting principles, and expands disclosures about fair value measurements. The statement requires fair value measurement disclosure of all assets and liabilities that are carried at fair value on either a recurring or nonrecurring basis. The Company determines fair value based upon quoted prices when available or through the use of alternative approaches, such as matrix or model pricing, when market quotes are not readily accessible or available. The valuation techniques used are based on observable and unobservable inputs. Observable inputs reflect market data obtained from independent sources, while unobservable inputs reflect the Company’s market assumptions. These two types of inputs create the following fair value hierarchy:
Level 1 – Quoted prices for identical instruments in active markets.
Level 2 – Quoted prices for similar instruments in active markets, quoted prices for identical or similar instruments in markets that are not active or model-derived valuations whose inputs are observable or whose significant value drivers are observable.
Level 3 – Unobservable inputs are used to measure fair value to the extent that observable inputs are not available. The Company’s own data used to develop unobservable inputs is adjusted for market consideration when reasonably available.
Financial instruments, measured at fair value, are broken down in the tables below by recurring or nonrecurring measurement status. Recurring assets are initially measured at fair value and are required to be remeasured at fair value in the financial statements at each reporting date. Assets measured on a nonrecurring basis are assets that, due to an event or circumstance, were required to be remeasured at fair value after initial recognition in the financial statements at some time during the reporting period.
The following table presents information about the level in the fair value hierarchy for the Company’s assets and liabilities not measured at fair value as of December 31, 2016, and 2015:

	Carrying Amount	Fair Value at December 31, 2016
		Level 1	Level 2	Level 3
Financial assets:
Cash and cash equivalents	$67,113	$67,113	$—	$—
Loans	1,857,767	—	—	1,837,673
Accrued interest receivable	7,017	7,017	—	—
Federal Home Loan Bank stock	5,423	5,423	—	—
Bank-owned life insurance	35,165	35,165	—	—
Interest rate swaps	150	150	—	—
Financial liabilities:
Deposits	$2,148,103	$1,969,220	$177,836	$—
Federal Home Loan Bank borrowings	65,000	—	65,043	—
Subordinated debentures	34,096	—	32,140
Junior subordinated debentures	11,311	—	6,972	—
Accrued interest payable	176	176	—	—
Interest rate swaps	81	81	—	—

	Carrying Amount	Fair Value at December 31, 2015
		Level 1	Level 2	Level 3
Financial assets:
Cash and cash equivalents	$36,675	$36,675	$—	$—
Loans	1,404,482	—	—	1,389,562
Accrued interest receivable	5,721	5,721	—	—
Federal Home Loan Bank stock	5,208	5,208	—	—
Bank-owned life insurance	22,884	22,884	—	—
Swap derivative	171	171	—	—
Financial liabilities:
Deposits	$1,597,093	$1,458,490	$138,790	$—
Federal Home Loan Bank borrowings	77,500	—	77,651	—
Junior subordinated debentures	8,248	—	2,741	—
Accrued interest payable	138	138	—	—
Interest rate swaps	116	116	—	—

The tables below show assets/liabilities measured at fair value on a recurring basis as of December 31, 2016, and December 31, 2015:

	Carrying Value	Fair Value Measurements Using
December 31, 2016		Quoted Prices in Active Markets for Identical Assets (Level 1)	Significant Other Observable Inputs (Level 2)	Significant Unobservable Inputs (Level 3)
Available-for-sale securities
Obligations of U.S government agencies	$25,620	$—	$25,620	$—
Obligation of states and political subdivisions	110,739	—	110,739	—
Agency mortgage-backed securities	290,036	—	290,036	—
Private-label mortgage-backed securities	1,937	—	569	1,368
SBA variable vate pools	42,664	—	42,664	—
Interest rate swaps	69	69	—	—
Total assets measured on a recurring basis	$471,065	$69	$469,628	$1,368

	Carrying Value	Fair Value Measurements Using
December 31, 2015		Quoted Prices in Active Markets for Identical Assets (Level 1)	Significant Other Observable Inputs (Level 2)	Significant Unobservable Inputs (Level 3)
Available-for-sale securities
Obligations of U.S government agencies	$44,623	$—	$44,623	$—
Obligation of states and political subdivisions	97,151	—	97,151	—
Agency mortgage-backed securities	185,370	—	185,370	—
Private-label mortgage-backed securities	2,790	—	1,204	1,586
SBA variable rate pools	35,771	—	35,771	—
Corporate securities	893	—	893
Interest rate swaps	55	55	—	—
Total assets measured on a recurring basis	$366,653	$55	$365,012	$1,586
No transfers to or from level 1 and 2 occurred on assets measured at fair value on a recurring basis during the twelve months ended December 31, 2016.
The following is a description of the inputs and valuation methodologies used for assets recorded at fair value on a recurring basis. Fair value for all classes of available-for-sale securities is estimated by obtaining quoted market prices for identical assets, where available. If such prices are not available, fair value is based on independent asset pricing services and models, the inputs of which are market-based or independently sourced market parameters, including, but not limited to, yield curves, interest rates, prepayments, defaults, cumulative loss projections, and cash flows. There have been no significant changes in the valuation techniques during the periods reported.

The following table provides a reconciliation of assets measured at fair value on a recurring basis using unobservable inputs (Level 3) for the periods ended December 31, 2016, 2015 and 2014:

	For the Years Ended December 31,
	2016	2015	2014
Beginning balance	$1,586	$1,568	$1,786
Transfers into Level 3	70	300	—
Transfers out of Level 3	—	—	—
Total gains or losses
Included in earnings	(21)	—	—
Included in other comprehensive income	43	66	(106)
Paydowns	(310)	(348)	(112)
Purchases, issuances, sales, and settlements
Purchases	—	—	—
Issuances	—	—	—
Sales	—	—	—
Settlements	—	—	—
Ending balance	$1,368	$1,586	$1,568
Fair value for all classes of available-for-sale securities is estimated by obtaining quoted market prices for identical assets, where available. If such prices are not available, fair value is based on quoted prices for similar instruments or model-derived valuations whose inputs are observable or whose significant value drivers are observable. In instances where quoted prices for identical or similar instruments and observable inputs are not available, unobservable inputs, including the Company’s own data, are used.
The Company utilizes FTN Financial as an independent third-party asset pricing service to estimate fair value on all of its available-for-sale securities. The inputs used to value all securities include benchmark yields, reported trades, broker/dealer quotes, issuer spreads, two-sided markets, benchmark securities, bids, offers, and reference data including market research, market indicators, and industry and economic trends. Additional inputs specific to each asset type are as follows:

•	Obligations of U.S. government agencies – TRACE reported trades.

•	Obligations of states and political subdivisions – MSRB reported trades, material event notices, and Municipal Market Data (MMD) benchmark yields.

•	Private-label mortgage-backed securities – new issue data, monthly payment information, and collateral performance (whole loan collateral).

•	Mortgage-backed securities – TBA prices and monthly payment information.

•	SBA variable pools – TBA prices and monthly payment information.

•	Corporate securities – TRACE reported trades.
Inputs may be prioritized differently on any given day for any security and not all inputs listed are available for use in the evaluation process on any given day for each security evaluation.
The valuation methodology used by asset type includes:

•
Obligations of U.S. government agencies – security characteristics, defined sector break-down, benchmark yields, applied base spread, yield to maturity (bullet structures), corporate action adjustment, and evaluations based on T+3 settlement.

•
Obligations of states and political subdivisions – security characteristics, benchmark yields, applied base spread, yield to worst or market convention, ratings updates, prepayment schedules (housing bonds), material event notice adjustments, and evaluations based on T+3 settlement.

•
Private-label mortgage-backed securities – security characteristics, prepayment speeds, cash flows, TBA, Treasury and swap curves, IO/PO strips or floating indexes, applied base spread, spread adjustments, yield to worst or market convention, ratings updates (whole-loan collateral), and evaluations based on T+0 settlement.

•	Mortgage-backed securities – security characteristics, TBA, Treasury, or floating index benchmarks, spread to TBA levels, prepayment speeds, applied spreads, and evaluations based on T+0 settlement.

•	SBA pools – security characteristics, TBA, Treasury, or floating index benchmarks, spread to TBA levels, prepayment speeds, applied spreads, and evaluations based on T+0 settlement.

•
Corporate securities – security characteristics, defined sector break-down, benchmark yields, applied based spread, yield to maturity (bullet structures), corporate action adjustment, and evaluations based on T+3 settlement.

The third-party pricing service follows multiple review processes to assess the available market, credit and deal-level information to support its valuation estimates. If sufficient objectively verifiable information is not available to support a security’s valuation, an alternate independent evaluation source will be used.
The Company’s securities portfolio was valued through its independent third-party pricing service using evaluated pricing models and quoted prices based on market data. For further assurance, the Company’s estimate of fair value was compared to an additional independent third-party estimate at June 30, 2016, and the Company obtained key inputs for a sample of securities across sectors and evaluated those inputs for reasonableness. This analysis was performed at the individual security level and no material variances were noted.
There have been no significant changes in the valuation techniques during the periods reported.
The tables below show assets measured at fair value on a nonrecurring basis as of December 31, 2016, and 2015:

		Fair Value Measurements Using
December 31, 2016	Carrying Value	Quoted Prices in Active Markets for Identical Assets (Level 1)	Significant Other Observable Inputs (Level 2)	Significant Unobservable Inputs (Level 3)
Other real estate owned	$10,936	$—	$—	$10,936
	$10,936	$—	$—	$10,936

		Fair Value Measurements Using
December 31, 2015	Carrying Value	Quoted Prices in Active Markets for Identical Assets (Level 1)	Significant Other Observable Inputs (Level 2)	Significant Unobservable Inputs (Level 3)
Loans measured for impairment (net of guarantees and specific reserve)	$53	$—	$—	$53
Other real estate owned	10,147	—	—	10,147
	$10,200	$—	$—	$10,200
During second quarter 2016, there was one security that transferred from level 2 to level 3 as the Bank recorded OTTI on a security. For additional information, see Note 4.
The following is a description of the inputs and valuation methodologies used for assets recorded at fair value on a nonrecurring basis.
Loans measured for impairment (net of government guarantees and specific reserves) include the estimated fair value of collateral-dependent loans, less collectible government guarantees, as well as certain noncollateral-dependent loans measured for impairment with an allocated specific reserve. When a collateral-dependent loan is identified as impaired, the value of the loan is measured using the current fair value of the collateral less selling costs. The fair value of collateral is generally estimated by obtaining external appraisals which are usually updated every 6 to 12 months based on the nature of the impaired loans. Certain noncollateral-dependent loans measured for impairment with an allocated specific reserve are valued based upon the estimated net realizable value of the loan. If the estimated fair value of the impaired loan, less collectible government guarantees, is less than the recorded investment in the loan, impairment is recognized as a charge-off through the allowance for loan losses. The carrying value of the loan is adjusted to the estimated fair value. The carrying value of loans fully charged off is zero.
Other real estate owned represents real estate which the Company has taken control of in partial or full satisfaction of loans. At the time of foreclosure, other real estate owned is recorded at the lower of the carrying amount of the loan or fair value less costs to sell, which becomes the property’s new basis. Any write downs based on the asset’s fair value at the date of acquisition are charged to the allowance for loan losses. After foreclosure, management periodically orders appraisals or performs valuations to ensure that the real estate is carried at the lower of its new cost basis or fair value, net of estimated costs to sell. Appraisals are generally updated every 6 to 12 months on other real estate owned. Fair value adjustments on other real estate owned are recognized within net loss on real estate owned. The loss represents impairments on other real estate owned for fair value adjustments based on the fair value of the real estate.
There have been no significant changes in the valuation techniques during the periods reported.

NOTE 24 – REGULATORY MATTERS:
The Company and the Bank are subject to the regulations of certain federal and state agencies and receive periodic examinations by those regulatory authorities. In addition, they are subject to various regulatory capital requirements administered by federal banking agencies. Failure to meet minimum capital requirements can initiate certain mandatory – and possibly additional discretionary – actions by regulators that, if undertaken, could have a direct material effect on the consolidated financial statements. Under capital adequacy guidelines and the regulatory framework for prompt corrective action, the Bank must meet specific capital guidelines that involve quantitative measures of the Bank’s assets, liabilities, and certain off-balance sheet items as calculated under regulatory accounting practices. The Company and the Bank’s capital amounts and classification are also subject to qualitative judgments by the regulators about components, risk weightings and other factors.
Quantitative measures established by regulation to ensure capital adequacy require the Company and the Bank to maintain minimum amounts and ratios of Total, Tier 1 capital, and common equity Tier 1 to risk-weighted assets and of Tier 1 capital to leverage assets. Management believes that, as of December 31, 2016, the Company and the Bank met all capital adequacy requirements to which they were subject.
As of December 31, 2016, according to FDIC guidelines, the Bank is considered to be well-capitalized. To be categorized as well-capitalized, the Bank must maintain minimum total risk-based, Tier 1 risk-based and Tier 1 leverage ratios as set forth in the following table.

The Company’s and the Bank’s actual capital amounts and ratios are presented in the table below:

	Actual		For Capital Adequacy Purposes		To Be Well Capitalized Under Prompt Corrective Action Provisions
	Amount	Ratio	Amount	Ratio	Amount	Ratio
As of December 31, 2016:
Total capital (to risk weighted assets)
Bank:	$267,416	12.19%	$175,555	8.00%	$219,444	10.00%
Company:	$278,444	12.69%	NA		NA
Tier 1 capital (to risk weighted assets)
Bank:	$244,414	11.14%	$131,666	6.00%	$175,555	8.00%
Company:	$221,346	10.08%	NA		NA
Common Equity Tier 1 (to risk weighted assets)
Bank:	$244,414	11.14%	$98,750	4.50%	$142,638	6.50%
Company:	$208,873	9.52%	NA		NA
Tier 1 capital (to leverage assets)
Bank:	$244,414	9.96%	$98,181	4.00%	$122,726	5.00%
Company:	$221,346	9.01%	NA		NA
As of December 31, 2015:
Total capital (to risk weighted assets)
Bank:	$200,236	12.52%	$127,990	8.00%	$159,988	10.00%
Company:	$201,261	12.58%	NA		NA
Tier 1 capital (to risk weighted assets)
Bank:	$182,575	11.41%	$95,993	6.00%	$127,990	8.00%
Company:	$183,600	11.47%	NA		NA
Common Equity Tier 1 (to risk weighted assets)
Bank:	$182,575	11.41%	$71,995	4.50%	$103,992	6.50%
Company:	$175,600	10.97%	NA		NA
Tier 1 capital (to leverage assets)
Bank:	$182,575	9.88%	$73,938	4.00%	$92,422	5.00%
Company:	$183,600	9.93%	NA		NA
On July 2, 2013, the federal banking regulators approved the final proposed rules that revised the regulatory capital rules to conform the U.S. regulatory capital framework for U.S. banking organizations to the Basel Committee’s Base III capital framework (“Basel III”). The phase-in period for the final rules began for the Company on January 1, 2016, with full compliance with the final rules entire requirement to be phased in by January 1, 2019.
The final rules, among other things, included a new common equity Tier 1 capital (“CET1”) to risk-weighted assets ratio, including a capital conservation buffer composed of CET1, which will gradually increase from 4.50% on January 1, 2016 to 7.00% on January 1, 2019. The final rules also raised the minimum ratio of Tier 1 capital to risk-weighted assets from 4.00% to 6.00%, as well as require a minimum total capital ratio of 8.00% and a minimum leverage ratio of 4.00%.
Also, under the final rules, trust preferred security debt issuances will be phased out of Tier 1 capital into Tier 2 capital over a 10-year period, except for bank holding companies with less than $15 billion assets as of December 31, 2009 which will be allowed to continue to include these issuances in Tier 1 capital, subject to certain restrictions. As the Company had less than $15 billion in assets at December 31, 2009, the Company will be able to continue to include its existing trust preferred securities, less the common stock of the Trusts, in the Company’s Tier 1 capital.

NOTE 25 – PARENT COMPANY FINANCIAL INFORMATION:
Financial information for the Company is presented below:
BALANCE SHEET

	December 31,
	2016	2015
Assets:
Cash deposited with the Bank	$7,558	$678
Cash and due from banks	403	400
Goodwill	4,464	—
Prepaid expenses	9	4
Equity in Trust	434	248
Swap unrealized gain	91	82
Investment in the Bank	306,304	225,416
	$319,263	$226,828
Liabilities and shareholders’ equity:
Liabilities	$66	$57
Deferred tax liability	35	32
Subordinated debentures	34,096	—
Junior subordinated debentures	11,311	8,248
Shareholders’ equity	273,755	218,491
	$319,263	$226,828
STATEMENTS OF OPERATIONS

	For the Years Ended December 31,
	2016	2015	2014
Income:
Cash dividends from the Bank	$4,400	$6,550	$16,211
Income from Trust Preferred	8	4	4
	4,408	6,554	16,215
Expenses:
Interest expense	1,422	226	225
Investor relations	103	132	84
Legal, registration expense, and other	230	98	132
Personnel costs paid to Bank	189	167	183
	1,944	623	624
Income before income tax expense and equity in undistributed earnings from the Bank	2,464	5,931	15,591
Income tax benefit	200	139	140
Equity in undistributed earnings of the Bank	17,112	12,681	311
Net income	$19,776	$18,751	$16,042

STATEMENTS OF CASH FLOWS

	For the Years Ended December 31,
	2016	2015	2014
Cash flows from operating activities:
Net income	$19,776	$18,751	$16,042
Adjustments to reconcile net income to net cash provided by operating activities:
Equity in undistributed earnings from the Bank	(17,112)	(12,681)	(311)
Excess tax benefit of stock options exercised	(43)	(9)	(14)
Other, net	(665)	652	525
Net cash provided by operating activities	1,956	6,713	16,242
Cash flows from investing activities:
Capital Investment in the Bank	(20,000)	—	—
Net cash used by investing activities	(20,000)	—	—
Cash flows from financing activities:
Proceeds from stock options exercised	691	86	189
Excess tax benefit of stock options exercised	43	9	14
Repurchase of common stock	—	—	(3,600)
Dividends paid	(8,983)	(8,042)	(12,308)
Vested SARS and RSUs surrendered by employees to cover tax consequences	(896)	(649)	(517)
Proceeds from subordinated debt issuance	34,072	—	—
Net cash provided by (used in) financing activities	24,927	(8,596)	(16,222)
Net change in cash	6,883	(1,883)	20
Cash, beginning of period	1,078	2,961	2,941
Cash, end of period	$7,961	$1,078	$2,961

NOTE 26 – SELECTED QUARTERLY FINANCIAL DATA (UNAUDITED)
Quarterly financial information for the years ended December 31, 2016 and 2015 is summarized as follows:

	First Quarter	Second Quarter	Third Quarter	Fourth Quarter	Year Ended December 31,
2016
Total interest income	$19,953	$20,284	$22,662	$27,044	$89,943
Total interest expense	1,144	1,137	1,891	2,060	6,232
Net interset income	18,809	19,147	20,771	24,984	83,711
Provision for loan losses	245	1,950	1,380	1,875	5,450
Noninterest Income	1,807	1,747	1,919	2,344	7,817
Noninterest Expense	12,007	14,932	13,825	15,829	56,593
Income before income taxes	8,364	4,012	7,485	9,624	29,485
Provision for income taxes	2,905	1,406	2,634	2,764	9,709
Net income	$5,459	$2,606	$4,851	$6,860	$19,776
Per common share
Earnings (basic) (1)	$0.28	$0.13	$0.24	$0.30	$0.96
Earnings (diluted) (1)	$0.28	$0.13	$0.23	$0.30	$0.95
	First Quarter	Second Quarter	Third Quarter	Fourth Quarter	Year Ended December 31,
2015
Total interest income	$16,069	$18,840	$19,450	$19,877	$74,236
Total interest expense	1,095	1,144	1,142	1,055	4,436
Net interset income	14,974	17,696	18,308	18,822	69,800
Provision for loan losses	—	550	625	520	1,695
Noninterest Income	1,276	1,627	1,714	2,008	6,625
Noninterest Expense	11,972	11,030	11,182	11,706	45,890
Income before income taxes	4,278	7,743	8,215	8,604	28,840
Provision for income taxes	1,475	2,648	2,890	3,076	10,089
Net income	$2,803	$5,095	$5,325	$5,528	$18,751
Per common share
Earnings (basic) (1)	$0.15	$0.26	$0.27	$0.28	$0.97
Earnings (diluted) (1)	$0.15	$0.26	$0.27	$0.28	$0.97

(1)	Due to average share calculations, quarterly earnings per share may not total the amount reported for the full year
NOTE 27 – SUBSEQUENT EVENTS
On January 9, 2017, Pacific Continental entered into a definitive agreement to merge with Columbia Banking System, Inc., headquartered in Tacoma, Washington. Upon completion of the merger, the combined company will operate under the Columbia Bank name and brand. The agreement was approved by the Board of Directors of each company. Closing of the transaction, which is expected to occur in mid-2017, is contingent on shareholder approval and receipt of necessary regulatory approvals, along with satisfaction of other customary closing conditions.